Exhibit 10.19

SUMMIT

LEASE

AEW \ PARKER II, LLC,

a California limited liability company

as Landlord,

and

BUY.COM,

a Delaware corporation

as Tenant.

EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	ESTOPPEL CERTIFICATE
F	RECOGNITION OF COVENANTS, CONDITIONS AND RESTRICTIONS
G	LETTER OF CREDIT

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INDEX OF MAJOR DEFINED TERMS

PAGE
Abated Base Rent	6
Abatement Event	10
Accountant	9
Additional CC&Rs	9
Additional Rent	6
After-Hours HVAC	10
Allowance Savings	Exhibit B, 5
Alterations	10
Approved Working Drawings	4
Available Expansion Space	3
Available for Lease	4
Base Rent	6
Base Year	6
Base, Shell and Core	Exhibit B, 3
Brokers	20
Builders All Risk	10
Building	3
Building Parking Facility	3
Business Hours	9
Buy.com	19
Child Care Facilities	22
Child Care Provider	22
Code	Exhibit B, 3
Common Areas	3
Construction Drawings	Exhibit B, 4
Contractor	Exhibit B, 4
Cost Pools	7
Cost Proposal	Exhibit B, 5
Cost Proposal Delivery Date	Exhibit B, 5
County	Exhibit B, 4
Demising Walls	Exhibit B, 3
Direct Expenses	6
Eligibility Period	10
Engineers	Exhibit B, 4
Estimate	8
Estimate Statement	8
Estimated Excess	8
Excess	8
Existing Building First Offer Space	4
Existing CC&Rs	9
Expansion Base Rent	3
Expansion Option	3
Expansion Period	3
Expansion Space Commencement Date	4
Expense Year	6
Extension Option	5
Final Space Plan	Exhibit B, 4
Final Working Drawings	Exhibit B, 4
First Offer Commencement Date	5
First Offer Notice	4
First Offer Rent	5
First Refusal Notice	4
Force Majeure	16
Hazardous Material	20
Holidays	9
HVAC	9
Initial Premises	3
Landlord	3
Landlord Parties	11
Landlord Supervision Fee	Exhibit B, 5
Landlord Work	Exhibit B, 3
L-C	16
L-C Amount	16
L-C Security Deposit	17
Lease	3
Lease Commencement Date	5
Lease Expiration Date	5
Lease Term	5
Lease Year	5
Lobby	Exhibit B, 3
Monument	17
Net Worth	14
Notices	20
Operating Expenses	6
Option Rent	6
Option Rent Concessions	6
Option Rent Notice	6
Option Term	5
Original Tenant	3
Other Improvements	21
Over-Allowance	4
Permits	Exhibit B, 4

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Permitted Transfer	14
Permitted Transferee	14
Permitted Use	9
Pre-Approved Contractors	Exhibit B, 4
Premises	3
Pre-paid Processing	13
Prior Base Rent	5
Project	3
Proposition 13	8
Provider	21
Public Corridor	Exhibit B, 3
Ready for Occupancy	Exhibit B, 5
Recognition of Covenants, Conditions, and Restriction	9
Reduced L-C Amount	16
Reduced L-C Period	16
Renovation Abatement Event	21
Renovation Eligibility Period	21
Renovations	21
Rent	6
RFO Concession	5
Security	3
Security Deposit	16
Spec Space	3
Specifications	Exhibit B, 3
Standard Improvement Package	Exhibit B, 3
Statement	8
Subject Space	13
Substantial Completion	Exhibit B, 5
Summary	3
Superior Right Holders	4
Tax Expenses	8
TCCs	4
Tenant	3
Tenant Improvement Allowance	Exhibit B, 3
Tenant Improvement Allowance Items	Exhibit B, 3
Tenant Signage	17
Tenant Work Letter	Exhibit B, 3
Tenant’s Share	8
Time Deadlines	Exhibit B, 4
Transfer Notice	13
Transfer Premium	13, 14
Transferee	13
Transfers	13
Year 2000 problem	8

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SUMMIT

SUMMARY OF BASIC LEASE INFORMATION

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the “Summary”). This Summary is hereby incorporated into and made a part of the attached Lease (this Summary and the Lease to be known collectively as the “Lease”) which pertains to the building which is located at 85 Enterprise, Aliso Viejo, California (the “Building”). Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE (References are to the Lease)		DESCRIPTION
1.	Date:	June , 1999.

2.	Landlord:	AEW \ Parker II, LLC, a California limited liability company

3.	Address of Landlord (Section 29.14):

95 Enterprise

Suite 200

Aliso Viejo, California 92656

Attention: Todd Burnight, Esq.

and

Allen, Matkins, Leck, Gamble & Mallory LLP

1999 Avenue of the Stars

Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

4.	Tenant:	Buy.com, a Delaware corporation

5.	Address of Tenant (Section 29.14):	Buy.com 21 Brookline Aliso Viejo, California 92686 Attention: Mr. Alan Barbieri

6.	Premises (Article 1):	Approximately 53,583 rentable (50,186 usable) square feet of space located on the first (1st) floor (which contains approximately 25,053 rentable square feet and approximately 23,364 usable square feet) and second (2nd) floor (which contains approximately 28,530 rentable square feet and approximately 26,822 usable square feet) of the Building, as set forth on Exhibit A attached hereto.

7.	Term (Article 2).

	7.1 Lease Term:	Five (5) years and six (6) months.

	7.2 Lease Commencement Date	The earlier of (i) the date Tenant commences business in an area within the Premises of 1,000 square feet or more, or (ii) the date the Premises are Ready for Occupancy (as defined in the Tenant Work Letter attached hereto as Exhibit B), which Lease Commencement Date is anticipated to be December 1, 1999.

	7.3 Lease Expiration Date	The last day of the sixty-sixth (66th) month of the Lease Term.

8.	Base Rent (Article 3):

Months of Lease Term	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot

1 - 6	$92,397.30	$2.35 (subject to Sections 3.2 and 28)

7 - 66	$125,920.05	$2.35 (subject to Section 28)

9.	Additional Rent (Article 4).

	9.1 Base Year:	Calendar year 2000.

	9.2 Tenant’s Share of Direct Expenses:	48.40%

10.	Use (Article 5):	General office use only.

11.	Security Deposit (Article 21):	None

	Letter of Credit (Article 21):	$2,622,210.20 (representing the following: (i) the sum of leasing commissions equal to $486,575.21, (ii) Tenant improvement costs equal to $1,380,115 and (iii) six months of Base Rent equal to $755,520).

12.	Parking Pass Ratio (Article 28):	4 parking passes for every 1,000 rentable square feet of the Premises, of which ten (10) shall be for covered, reserved spaces.

13.	Brokers (Section 29.21):	CB Richard Ellis, Inc. 24422 Avenida de la Carlota, Suite 120 Laguna Hills, California 92653

14.	Tenant Improvement Allowance (Section 2 of Exhibit B):	$27.50 x usable square feet

LEASE

This Lease, which includes the preceding Summary of Basic Lease Information (the “Summary”) attached hereto and incorporated herein by this reference (the Lease and Summary to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between AEW \ PARKER II, LLC, a California limited liability company (“Landlord”), and BUY.COM, a Delaware corporation (“Tenant”).

1. PROJECT, BUILDING AND PREMISES

1.1 Project, Building and Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the “Initial Premises,” and together with all space leased by Tenant from time to time pursuant to this Lease (including, pursuant to Sections 1.3 and 1.4 below), the “Premises”), which Initial Premises is located in the “Building,” as that term is defined in this Section 1. The Premises are a part of the building (the “Building”) located at 85 Enterprise, Aliso Viejo, California and is a part of the mixed use project known as the “Summit”. The term “Project,” as used in this Lease, shall mean (i) the Building and the “Common Areas,” as that term is defined below, (ii) the land (which is improved with landscaping and other improvements) upon which the Building and the Common Areas are located, (iii) the other office buildings located adjacent to the Building and the land upon which such adjacent office buildings are located, (iv) the parking facility servicing the Building (the “Building Parking Facility”), and (v) at Landlord’s reasonable discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of but adjacent to or in close proximity with the Project. Tenant shall have the non-exclusive right to use and enjoy in common with other tenants in the Building those portions of the Project which are provided for use in common by Tenant and any other tenants of the Project (the “Common Areas”). Subject to Landlord’s reasonable rules and regulations and access control procedures, Tenant shall have the right of access to the Premises twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Article 2 of this Lease. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building or the Project except as specifically set forth in this Lease and the Tenant Work Letter.

1.2 Verification of Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” and “usable square feet” shall be calculated pursuant to Standard Method of Measuring Floor Area in Office Building, ANSI Z65.1 - 1996 (“BOMA”). Promptly following the Substantial Completion of the Premises, the Building and the Premises shall be measured by Stevenson Systems, Landlord’s space planner/architect, to determine the actual rentable and usable square footage. Within fifteen (15) days of such determination by Stevenson Systems, Tenant may verify the rentable and usable square feet of the Premises, as determined by Landlord’s space planner/architect. In the absence of a manifest error by Landlord’s space planner/architect, or if Tenant does not elect to verify such determination within the applicable fifteen (15) day period, the determination of Landlord’s space planner/architect shall be conclusive and binding upon the parties. In the event that there is a determination that the amounts thereof shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the “Rent” and any “Security Deposit,” as those terms are defined in Section 4.1 and Article 21 of this Lease, respectively) shall be modified in accordance with such determination effective as of the date of such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

1.3 Building Expansion Rights. Subject to the terms and conditions of this Section 1.3, Landlord hereby grants to the original Tenant named in the Summary (the “Original Tenant”) (and not any assignee, sublessee or other transferee of Tenant’s interest in this Lease, except as provided in Section 1.3.7 below) a continuing right to lease any and all “Available Expansion Space,” as that term is defined below, after the date hereof and during the initial twelve (12) months of the Lease Term (the “Expansion Period”). The term “Available Expansion Space” means any and all space on the third (3rd) and fourth (4th) floors of the Building (excluding, however, certain space to be identified by Landlord at any time and from time to time on the fourth (4th) floor of the Building, up to but not to exceed 6,000 rentable square feet in the aggregate, which Landlord intends to build-out with certain tenant improvements on a speculative basis [hereinafter, the “Spec Space”]), and all such space (excluding the Spec Space) shall continue to be deemed Available Expansion Space until the earlier of (i) the end of the Expansion Period, (ii) Tenant’s election (or deemed election) not to lease the Available Expansion Space (or portions thereof) pursuant to Section 1.3.5 below, or (iii) the earlier termination of this Lease.

1.3.1 Method of Exercise. The expansion option contained in this Section 1.3 (“Expansion Option”) shall be exercised only by Original Tenant and only in the following manner: (i) Tenant shall deliver one or more written notices to Landlord on or before the last business day of the Expansion Period, stating that Tenant is exercising its Expansion Option; (ii) Tenant’s written exercise notice(s) shall specify the approximate square footage of Available Expansion Space that Tenant desires to lease, which shall be in increments of not less than 5,000 rentable square feet (except to the extent that Tenant elects to lease space pursuant to Landlord’s “First Refusal Notice,” as that term is defined below, and such space as described in Landlord’s First Refusal Notice is less than 5,000 square feet); (iii) Landlord, after receipt of Tenant’s notice, shall notify Tenant of the precise location of the Available Expansion Space to be leased to Tenant (Landlord acknowledging that Tenant’s preference is to lease portions of the third floor, to the extent there is Available Expansion Space on the third floor of the Building, prior to leasing any Available Expansion Space on the fourth floor of the Building); and (iv) within seven (7) days of Landlord’s determination of the precise location of the Available Expansion Space to be leased by Tenant, Tenant shall deliver to Landlord a preliminary space plan for such space for Landlord’s review and approval and commencement of the planning and permitting for and construction of the tenant improvements for such space. Notwithstanding the foregoing, Tenant shall not be entitled to deliver more than three (3) expansion notices during the Expansion Period (excluding, however, notices delivered by Tenant in response to a First Refusal Notice [defined below] delivered by Landlord pursuant to Section 1.3.5 below), nor shall Tenant be permitted to deliver expansion notices more frequently than once during each ninety (90) day period comprising the Expansion Period.

1.3.2 Expansion Rent and Other Economic Lease Terms. The Base Rent payable by Tenant for the Available Expansion Space leased by Tenant (the “Expansion Base Rent”) shall be equal to Two and 42/100 Dollars ($2.42) per month per rentable square foot of space comprising the applicable leased Available Expansion Space. The Base Year for the leased Available Expansion Space shall be calendar year 2000. Further, Tenant’s share of Direct Expenses and all other provisions of this Lease tied to the rentable and usable square footage of the Premises shall be adjusted accordingly with each addition of Expansion Space.

1.3.3 Construction of Expansion Space. Promptly following Landlord’s review and approval of Tenant’s preliminary space plan for the Available Expansion Space to be leased by Tenant, Landlord and Tenant shall undertake the same duties and obligations with respect to the construction of the tenant improvements for such Available Expansion Space as are set forth in the Tenant Work Letter with respect to the Tenant’s Improvements for the Initial Premises, including Tenant’s right to a tenant improvement allowance equal to $27.50 per usable square foot of the leased Available Expansion Space and Landlord’s construction of the tenant improvements for such space.

1.3.4 Lease Term for Expansion Space. Tenant shall commence payment of Expansion Base Rent and all other Additional Rent for the leased Available Expansion Space and the term of the Lease respecting such space shall commence upon the earlier of (i) the date Tenant commences business operations from the leased Available Expansion Space or (ii) the date the leased Available Expansion Space is “Ready for Occupancy,” as that term is defined in the Tenant Work Letter (the “Expansion Space Commencement Date”). The term of the Lease respecting such space shall expire co-terminously with the Lease Term for the Initial Premises on the Lease Expiration Date.

1.3.5 Landlord’s Continuing Right to Lease Expansion Space. Notwithstanding anything to the contrary contained in this Section 1.3, if at any time Landlord has entered into good faith negotiations with a proposed tenant to lease all or any portion of the Available Expansion Space (as evidenced by an exchange of written lease proposals or letters of intent, whether binding or non-binding, and whether or not fully-executed by Landlord, on the one hand, and the proposed tenant, on the other hand), Landlord shall notify Tenant (the “First Refusal Notice”) of such negotiations and the approximate square footage of the proposed space to be leased (and location of the proposed space to be leased, if such space has been so identified) by such tenant. If Tenant wishes to exercise Tenant’s Expansion Option with respect to the space described in the First Refusal Notice, then within five (5) business days of delivery of the First Refusal Notice to Tenant, Tenant shall deliver written notice to Landlord of Tenant’s exercise of its Expansion Option with respect to the entire space described in the First Refusal Notice, and in such notice Tenant shall also identify all other Available Expansion Space Tenant may, in its good faith determination, lease pursuant to its Expansion Option in the next thirty (30) day period. Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the space described by Landlord in its First Refusal Notice to Tenant, and Tenant may not elect to lease only a portion thereof. If Tenant does not notify Landlord within the five (5) business day period of Tenant’s decision whether or not to lease the size of (and, if applicable, the precise location of) the space described in Landlord’s First Refusal Notice, then Landlord shall be free to lease the size (and, if applicable, the precise location of) space described in the First Refusal Notice to the proposed tenant on any terms Landlord desires; provided that if Landlord has not entered into a written lease agreement with such proposed tenant within one hundred twenty (120) days after the delivery of Tenant’s rejection notice (or deemed rejection), Tenant’s Expansion Option shall be reinstituted with respect to the space described in Landlord’s First Refusal Notice. Tenant acknowledges that even if Tenant elects to lease the applicable Available Expansion Space pursuant to Landlord’s First Refusal Notice, Landlord may still want to lease to such proposed tenant any then-remaining Available Expansion Space that is similar in size to the space described in Landlord’s First Refusal Notice. Accordingly, (i) if Tenant elects to lease the Expansion Space identified in Landlord’s First Refusal Notice but Tenant does not clearly specify in its notice the additional Available Expansion Space that Tenant, in its good faith determination, expects to lease pursuant to its Expansion Option in the thirty (30) day period immediately following the delivery of Landlord’s First Refusal Notice, or (ii) if Tenant does so specify the additional Available Expansion Space but such space is less than all of the then remaining Available Expansion Space, then Landlord shall be free to lease the size of space described in Landlord’s First Refusal Notice to the proposed tenant on any terms Landlord desires, but simply in a different location from the location of the space in which Tenant has just exercised its Expansion Option; provided that if Landlord has not entered into a written lease agreement with such proposed tenant within one hundred twenty (120) days after the delivery of Tenant’s notice, Tenant’s Expansion Option shall be reinstituted with respect to such space.

1.3.6 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the applicable Available Expansion Space as set forth herein, Landlord and Tenant shall within fifteen (15) days thereafter execute an amendment adding such space to the Lease upon the same terms and conditions as the Initial Premises, except as otherwise set forth in this Section 1.3. For each increment of Available Expansion Space leased by Tenant, Tenant shall, concurrently with the execution of the amendment adding such space as part of the Premises, deliver an additional “L-C,” as that term is defined in Section 21.3, or a replacement to the existing L-C such that, as of the execution of the amendment, Landlord is in possession of one or more L-Cs with an aggregate face amount of (a) the “Original L-C Amount,” as that term is defined in Section 21.1 below, plus (b) the sum of (i) all leasing commissions paid by Landlord in connection with Tenant’s leasing of the applicable Available Expansion Space, (ii) all tenant improvement costs and/or allowances expended or granted by Landlord in connection with such space and (iii) six (6) months of Expansion Base Rent, subject to adjustment for the then-applicable “Reduced L-C Amount,” as that term is defined in Section 21.1 below. The terms and conditions respecting the form, delivery, handling and drawing of or on L-C shall be as described in Section 21.2 and 21.3 below.

1.3.7 Termination of Right of First Offer. The rights contained in this Section 1.3 may only be exercised by the Original Tenant (or by a Permitted Transferee [as defined in Section 14.6 below] following an assignment of all of Original Tenant’s rights, title and interests in this Lease by Original Tenant to such Permitted Transferee), provided Tenant (or the applicable Permitted Transferee) occupies not less than ninety percent 90%) of the Premises as of the date of the attempted exercise of the rights described herein and as of the scheduled date of delivery of the applicable Available Expansion Space to Tenant. The rights granted herein shall terminate upon the failure by Tenant to exercise duly and timely its rights with respect to the Available Expansion Space as offered by Landlord. Notwithstanding the foregoing, Landlord shall have no obligation to offer the Available Expansion Space (or any portion thereof) to Tenant and Tenant shall not have the right to lease the Available Expansion Space (or any portion thereof), as provided in this Section 1.3, (i) after the commencement of the thirteenth (13th) month of the initial Lease Term, or (ii) if, as of the date of the attempted exercise of the rights granted herein, or as of the scheduled date of delivery of such Available Expansion Space to Tenant, Tenant is in default under this Lease or Tenant has previously been in default under this Lease more than once during the Expansion Period (beyond any applicable cure periods). Given that Original Tenant or a Permitted Transferee who has taken an assignment of all of Original Tenant’s rights, title and interests in and to this Lease are the only parties entitled to exercise the Expansion Option right and other rights provided for in this Section 1.3, all references to “Tenant” in this Section 1.3 shall be deemed to mean “Original Tenant” or a Permitted Transferee who has taken an assignment of all of Original Tenant’s rights, title and interests in and to this Lease.

1.4 Existing Building Right of First Offer. After the expiration of the Expansion Period, and subject to the terms and conditions of this Section 1.4, Landlord hereby grants to the Original Tenant a continuing right of first offer with respect to any space on the third (3rd) or fourth (4th) floors of the Building that becomes “Available for Lease,” as that term is defined below, after the date hereof (the “Existing Building First Offer Space”). The Existing Building First Offer Space (or portions thereof) shall be deemed “Available for Least” only following the expiration or earlier termination of the initial lease(s) of the Existing Building First Offer Space, including leases entered into with other tenants during the Expansion Period in accordance with Section 1.3.5 above, and including any renewal of such lease(s), whether or not such renewal is pursuant to an express written provision in such lease(s), and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease(s), and such first offer right shall be subordinate to all rights of all other tenants of the Building to lease the Existing Building First Offer Space in existence as of the date hereof (whether pursuant to existing rights of first offer, expansion options, must-take requirements, or otherwise) (collectively, the “Superior Right Holders”). Tenant’s right of first offer shall be on the terms, covenants and conditions (“TCCs”) set forth in this Section 1.4.

1.4.1 Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) when and if the Existing Building First Offer Space (or portions thereof) becomes Available for Lease during the first four (4) “Lease Years,” as that term is defined in Section 2.1 below, provided that no Superior Right Holder wishes to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the Existing Building First Offer Space (or applicable portion thereof). The First Offer Notice shall describe the space so offered to Tenant and shall set forth the “First Offer Rent,” as that term is defined in Section 1.4.3 below, and the other economic terms upon which Landlord is willing to lease such space to Tenant.

1.4.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice. If Tenant does not so notify Landlord within the five (5) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant, and Tenant may not elect to lease only a portion thereof.

1.4.3 First Offer Rent. The rent payable by Tenant for the Existing Building First Offer Space (the “First Offer Rent”) shall be equal to the rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the “First Offer Commencement Date,” as that term is defined in Section 1.4.5, below, are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Existing Building First Offer Space for a similar lease term, which comparable space is located in the Project, taking into consideration only the following concessions (collectively, the “RFO Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Existing Building First Offer Space, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by a general office user. Notwithstanding anything to the contrary in the foregoing, in no event shall the base rent component of the First Offer Rent be less than the sum of (i) the Base Rent on an annual, per rentable square foot basis under this Lease for the Initial Premises as of the “First Offer Commencement Date,” as that term is defined in Section 1.4.4 below, including all applicable escalations to the Base Rent made or to be made during the Lease Term, and (ii) the amount of Tenant’s Share of Direct Expenses, as that term is defined in Section 4.2.2 below, payable by Tenant on an annual, per rentable square foot basis for the Premises immediately prior to such commencement date (collectively, the “Prior Base Rent”). In the event that the base rent component of the First Offer Rent is the Prior Base Rent, then (A) the new “Base Year,” as that term is defined in Section 4.2.1, below, with respect to the Existing Building First Offer Space only shall be the calendar year in which the First Offer Commencement Date occurs with respect to the Existing Building First Offer Space, and (B) the concessions granted to Tenant in connection with the Existing Building First Offer Space shall be equal to the RFO Concessions.

1.4.4 Construction In Existing Building First Offer Space; Automatic Extension of Lease Term. Tenant shall take the Existing Building First Offer Space in its “as is” condition, and the construction of improvements in the Existing Building First Offer Space shall comply with the terms of Article 8 of this Lease, unless Landlord’s First Offer Notice sets forth different terms and conditions for the delivery of such space to Tenant or for the construction of tenant improvements in such space, in which case Landlord’s First Offer Notice shall govern. Tenant shall commence payment of rent for the Existing Building First Offer Space, and the term of the Lease with respect to the Existing Building First Offer Space shall commence upon the date of delivery of the Existing Building First Offer Space to Tenant (the “First Offer Commencement Date”). The term of this Lease with respect to the Existing Building First Offer Space shall be for the period set forth in the First Offer Notice.

1.4.5 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the Existing Building First Offer Space as set forth herein, Landlord and Tenant shall within fifteen (15) days thereafter execute an amendment to this Lease for such Existing Building First Offer Space upon the TCCs set forth in the First Offer Notice and this Section 1.4. For each increment of Existing Building First Offer Space leased by Tenant, Tenant shall, concurrently with the execution of the amendment adding such space as part of the Premises, deliver an additional “L-C,” as that term is defined in Section 21.3, or a replacement to the existing L-C such that, as of the execution of the amendment, Landlord is in possession of one or more L-Cs with an aggregate face amount of (a) the “Original L-C Amount,” as that term is defined in Section 21.2 below, plus (b) the sum of (i) all leasing commissions paid by Landlord in connection with Tenant’s leasing of the applicable Existing Building First Offer Space, (ii) all tenant improvement costs and/or allowances expended or granted by Landlord in connection with such space and (iii) six (6) months of First Offer Rent, subject to adjustment for the then-applicable “Reduced L-C Amount,” as that term is defined in Section 21.2 below. The terms and conditions respecting the form, delivery, handling and drawing of or on L-C shall be as described in Sections 21.2 and 21.3 below.

1.4.6 Termination of Right of First Offer. The rights contained in this Section 1.4 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of Tenant’s interest in this Lease) if Tenant occupies the entire Premises as of the date of the attempted exercise of the right of first offer by Tenant and as of the scheduled date of delivery of such Existing Building First Offer Space to Tenant. The right of first offer granted herein shall terminate upon the failure by Tenant to exercise its right of first offer with respect to the Existing Building First Offer Space as offered by Landlord. Notwithstanding the foregoing, Landlord shall have no obligation to offer the Existing Building First Offer Space (or any portion thereof) to Tenant and Tenant shall not have the right to lease the Existing Building First Offer Space (or any portion thereof), as provided in this Section 1.4, (i) after the commencement of the fifth (5th) “Lease Year,” or (ii) if, as of the date of the attempted exercise of the right of first offer by Tenant, or as of the scheduled date of delivery of such Existing Building First Offer Space to Tenant, Tenant is in default under this Lease or Tenant has previously been in default under this Lease more than once.

2. INITIAL LEASE TERM; OPTION TERM.

2.1 Initial Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of “Rent,” as that term is defined in Section 4.1, below. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary (subject to the terms of the Tenant Work Letter) and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, commencing on the Lease Commencement Date and ending on the day before each anniversary thereof. At any time during the Lease Term, Landlord may deliver to Tenant a factually correct notice of Lease Term dates in the form as set forth in Exhibit C, attached hereto, which notice Tenant shall execute and return to Landlord within five (5) business days of receipt thereof. Notwithstanding the foregoing, Tenant shall be entitled to occupancy of the Premises when the same are “Ready for Occupancy” (as defined in Section 5.01 of the Tenant Work Letter), and further Tenant shall be allowed to early entry to the Premises in accordance with the terms of Section 6.1 of the Tenant Work Letter for the purposes described therein.

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants the Original Tenant one (1) option to extend the Lease Term (“Extension Option”) for a period of five (5) years (the “Option Term”), which option shall be execrable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease (after the expiration of any applicable cure periods) and Landlord has not delivered three (3) or more factually correct notices of Tenant’s default under this Lease during the last twelve (12) months immediately preceding the expiration of the initial Lease Term. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term, Tenant is not in default under this Lease (after the expiration of any applicable cure periods) and Landlord has not delivered three (3) or more factually correct notices of Tenant’s default under this Lease during the last twelve (12) months immediately preceding the expiration of the initial Lease Term, the Lease Term, as it applies to the Initial Premises and the Existing Building First Offer Space (if any), shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant and any Permitted Transferee (as defined in Section 14.6 below) and may only be exercised by the Original Tenant (and any Permitted Transferee, but not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant occupies not less than seventy-five percent (75%) of the Premises.

2.2.2 Option Rent. The rent payable by Tenant during the Option Term with respect to the Initial Premises (the “Option Rent”) shall be the Rent (including Additional Rent and considering any “base year” applicable thereto), including all escalations, at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered space comparable in size, location and quality to the Initial Premises for a term of five (5) years, which comparable space is located in the Project, taking into consideration only the following concessions (collectively, the “Option Rent Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Existing Building First Offer Space, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by a general office user; and (c) leasing commissions that would be payable to licensed real estate brokers. Notwithstanding anything to the contrary in the foregoing, in no event shall the “Base Rent,” as that term is defined in Section 3.1 below, payable by Tenant during the Option Term with respect to the Premises be less than the “Prior Base Rent,” as that term is defined in Section 1.3.3 above, except the Prior Base Rent shall be determined as of the commencement of the Option Term. In the event that the base rent component of the Option Rent is the Prior Base Rent, then (A) the new “Base Year,” as that term is defined in Section 4.2.1, below, with respect to the Premises shall be the calendar year in which the Option Term commences, and (B) the concessions granted to Tenant in connection with the Existing Building First Offer Space shall be equal to the Option Rent Concessions.

2.2.3 Exercise of Option. The Extension Option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Original Tenant shall deliver written notice to Landlord not more than three hundred sixty-five (365) days nor less than two hundred forty (240) days prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than one hundred fifty (150) days prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring thirty (30) days after Tenant’s receipt of the Option Rent Notice, exercise the Extension Option by delivering written notice thereof to Landlord.

3. BASE RENT; ABATEMENT OF BASE RENT.

3.1 Base Rent. Tenant shall pay, without notice or demand, except as otherwise set forth in this Lease, to Landlord at its office in the Building, check for lawful money of the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise set forth in this Lease. The Base Rent for the first full month of the Lease Term, which occurs after the expiration of any free rent period, shall be paid at the time of Tenant’s execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of the full calendar month’s rental. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abatement of Rent. The parties acknowledge and agree that the Base Rent during the initial six (6) months of the Lease Term is based upon the same rental rate as is applicable for the remainder of the initial Lease Term (i.e., $2.35 per rentable square foot), but that Landlord has agreed to abate the Base Rent that would otherwise be due hereunder during such six (6) month period in an amount equal to the product of the following (hereinafter, the “Abated Base Rent Amount”): (a) the total rentable square footage of the portion of the Premises located on the second (2nd) floor of the Building (as the same may be adjusted pursuant to Section 1.2 of this Lease), divided by two (2); multiplied by (b) Two and 35/100 Dollars ($2.35). For example, if the rentable square footage of the second floor of the Building remains as is stated in Section 6 of the Summary (i.e., 28,530 rentable square feet) and is not adjusted pursuant to Section 1.2, then during the initial six (6) months of the Lease Term, the Base Rent shall equal the amount set forth in Section 8 of the Summary.

4. ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, commencing on January 1, 2001, Tenant shall pay as additional rent Tenant’s Share of the annual Direct Expenses, which are in excess of Direct Expenses incurred in the “Base Year,” as that term is defined in Section 4.2.1 of this Lease. Accordingly, Tenant shall not be obligated to pay Tenant’s Share of Direct Expenses for calendar years 1999 or 2000. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including Expansion Base Rent and First Offer Rent, but other than Base Rent for the Initial Premises), shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall be the period set forth in Section 9.1 of the Summary.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the prudent ownership, management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may increase Operating Expenses, and the reasonable costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Project and/or the Building; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) reasonable fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Project; (vii) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all “Systems and Equipment,” as that term is defined in Section 4.2.6 of this Lease, and components thereof; (xi) the cost of janitorial service, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Project; and (xiii) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building or Project, (II) made to the Building or Project that are required under any governmental law or regulation, or (III) which are reasonably determined by Landlord to be in the best interest of the Building and/or Project; provided, however, that if any such cost described in (I), (II) or (III), above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost at an interest rate reasonably determined by Landlord but in no event at a rate in excess of the interest rate set forth in Article 25 of this Lease) over its useful life (in accordance with generally accepted accounting principles). If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, in accordance with generally accepted accounting principles, to determine the amount of Operating Expenses that would have been paid had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof; provided, however, under no circumstances shall Tenant’s Share of Direct Expenses, as recalculated by Landlord, exceed the actual Operating Expenses incurred by Landlord for the applicable Expense Year. The electrical component of Operating Expenses during all Expense Years shall be deemed to be at least as great as the electrical component of Operating Expenses during the Base Year. In no event shall expenses for the repair, restoration and maintenance of the parking area be offset by any revenue generated from such parking area. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building or Project (the “Cost Pools”). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building or Project and the retail space tenants of the Building or Project. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

Notwithstanding the foregoing, Operating Expenses shall not include the following:

(a) legal fees, brokerage commissions, advertising costs, “tenant allowances” or “tenant concessions” in connection with the leasing of any portion of the Building or Project, or legal fees incurred in connection with the enforcement of other tenant’s leases except to the extent such enforcement relates in any manner to such tenant’s compliance with the Rules and Regulations or its use or misuse, as the case may be, of the Common Areas;

(b) capital repairs, alterations, additions, improvements or replacements connected with or arising from the Renovations to the Project (except as permitted in clause (xiii) above); or any repairs or replacements made to rectify or correct any defect in the design, materials or workmanship of any portion of the Project;

(c) costs incurred in connection with damage or repairs which are covered under any insurance policy carried by Landlord in connection with the Project;

(d) expenses for repair or replacement paid by condemnation awards;

(e) the cost of offsite service personnel to the extent that such personnel are not engaged in the management, operation, repair or maintenance of the Project;

(f) charitable or political contributions;

(g) Landlord’s general overhead expenses not related to the Project;

(h) all principal, interest, loan fees, and other carrying costs related to any mortgage or deed of trust encumbering the Project and all rental and other payable due under any ground or underlying lease, unless such costs are directly attributable to Tenant’s, its agents’ or employees’ activities in, on or about the Project, or as a result of a Tenant’s breach or default under this Lease;

(i) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting, expanding or altering space for tenants or other occupants of vacant, leasable space in the Project;

(j) services or installations furnished to any tenant in the Project which are not furnished to Tenant;

(k) the cost of any service provided to Tenant or other occupants of the Project for which Landlord is reimbursed directly, either before or after the applicable Expense Year;

(l) the costs of repairs and/or replacements of any roof, foundation, and structural support which is part of the Project (except as permitted in clause (xiii) above);

(m) costs of acquisition of sculpture or other objects of art for the Project;

(n) costs related to the “Year 2000 problem” which could reasonably be avoided by corrections or repairs to the affected equipment in advance of the occurrence of any failure arising from such “Year 2000 problem;”

(o) any costs or fees associated with damage or repairs, which are incurred by Landlord due to Landlord’s willful misconduct;

(p) Landlord’s costs of conforming any portion of the Building or Premises to the requirements of the Americans with Disabilities Act of 1990, as such Act is established and promulgated as of the date of this Lease, provided that any costs of conforming any portion of the Building or Premises to any amendments or changes in the Act or in the enforcement of the rules or regulations promulgated under the Act after the date of this Lease shall be properly chargeable as an Operating Expense in accordance with clause (xiii) above; and

(q) any costs or fees incurred by Landlord in connection with the remediation and/or monitoring of “Hazardous Material,” as that term is defined in Section 29.25 below (except to the extent caused or exacerbated by Tenant and except for the removal of immaterial amounts of Hazardous Material from the Building or the Project in connection with Landlord’s normal maintenance and repair obligations under this Lease).

4.2.5 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, special assessment district payments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay because of or in connection with the ownership, leasing and operation of the Project or Landlord’s interest therein. Landlord represents that it is not pursuing the formation or implementation of any new special assessment district that would encumber the Project, which has not already been formed as of the date of this Lease. If in any Expense Year subsequent to the Base Year, the amount of Tax Expenses decreases below the amount of Tax Expenses in the Base Year, then for purposes of such Expense Year and all subsequent Expense Years, the Base Year Tax Expenses shall be deemed to be reduced by the amount of such decrease. Tax Expenses shall include, without limitation: (i) any tax on Landlord’s rent, right to rent or other income from the Project or as against Landlord’s business of leasing any of the Project; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. If, by applicable law, any taxes or assessments may be paid in installments at the option of the taxpayer, then whether or not Landlord elects to pay taxes and assessments in such installments, Tenant’s liability for such taxes and assessments shall be computed as if such election had been made, and only the installments thereof which would have become due during the Term shall be included in Tenant’s Share of the Tax Expenses.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 9.2 of the Summary. Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 6 of the Summary, by 100, and dividing the product by the total number of rentable square feet in the Building.

4.3 Calculation and Payment of Additional Rent.

4.3.1 Calculation of Excess and Underage. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.3.2 Statement of Actual Direct Expenses and Payment by Tenant. Following the end of each Expense Year, but in any event not later than April 30 of each calendar year, Landlord shall give to Tenant a statement (the “Statement”) which Statement shall state the actual Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess or underage. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.3.3 below. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days of receipt of a Statement setting forth the Excess, pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. In the event that an underage is present for any Expense Year, Landlord shall, at its election, pay to Tenant the amount of such underage concurrent with Landlord’s delivery of the applicable statement or allow Tenant to offset the amount of such underage against Tenant’s installment(s) of Base Rent and/or Tenant’s Share of Direct Expenses next becoming due. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3 Statement of Estimated Direct Expenses. Landlord, at Landlord’s option, may elect to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which Estimate Statement shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing Tenant’s Share of Direct Expenses, which shall be based upon the Estimate, to Tenant’s Share of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord within five (5) days of demand (with supporting documentation) for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises (excluding, however, the cost or value of the original leasehold improvements made in or to the Premises by or for Tenant pursuant to the Tenant Work Letter set forth in Exhibit D attached hereto which shall be included in the Tax Expenses in the Base Year, but including the cost or value of any other leasehold improvements), to the extent the cost or value of such other leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Building Parking Facility);

4.4.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

4.4.4 Said assessments are levied or assessed upon the Project or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.

4.5 Landlord’s Books and Records. Within one hundred eighty (180) days after receipt of a Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and is working on a noncontingent fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records at Landlord’s offices (or the Orange County office or next most local office in Southern California of Landlord’s property manager, if Landlord does not have an office in Orange County, California), provided that Tenant is not then in default under this Lease (after applicable notice and cure periods) and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within one hundred eighty (180) days following Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5.0%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord.

5. USE OF PREMISES Tenant shall use the premises only for the purpose as set forth in Section 10 of the Summary (the “Permitted Use”) and for no other use or purpose, unless first approved in writing by Landlord, which approval Landlord may withhold in its sole discretion. Tenant agrees that it shall not use, or permit any person to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of any local, municipal or county governing body or other lawful authorities having jurisdiction over the Building or Project. Tenant shall comply with all recorded covenants, conditions, and restrictions (the “Existing CC&Rs”), and the provisions of all ground or underlying leases, now affecting the Project. In the event Landlord desires to record additional covenants, conditions, and restrictions (the “Additional CC&Rs”) against the Project after the date of full execution of this Lease, Landlord shall, at its option, either (a) obtain Tenant’s consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed or (b) elect not to obtain Tenant’s consent thereto, in which event the provisions of this Lease shall prevail over any conflicting provisions of the Additional CC&Rs. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging the Additional CC&Rs, if Landlord has chosen the option described in the foregoing clause (a) and Tenant has consented thereto. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of hazardous materials or hazardous substances (as defined under applicable laws).

6. SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall, as its cost but as part of Direct Expenses, provide the following services and utilities twenty-four (24) hours per day on every day during the Lease Term, unless otherwise stated below.

6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises (“HVAC”) from Monday through Friday from at least 7:00 a.m. to 7:00 p.m., and on Saturday from at least 8:00 a.m. to 2:00 p.m., except for the date of observation of nationally or locally recognized holidays, in Landlord’s sole discretion (collectively, the “Holidays”). The daily time periods identified hereinabove are sometimes referred to as the “Business Hours.”

6.1.2 Landlord shall at all times provide electricity to the Premises (including adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and other equipment) for lighting and power suitable for the Permitted Use. Landlord shall also provide (i) city water for use in connection with any plumbing fixtures now or hereafter installed in the Premises and the Building in accordance with this Lease, (ii) janitorial services five (5) days per week except the date of observation of the Holidays, in and about the Premises, and (iii) nonexclusive automatic passenger elevator service at all times. If Tenant uses electricity, water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days of billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within thirty (30) days of demand, including the cost of such additional metering devices. Landlord may increase the hours or days during which air conditioning, heating and ventilation are provided to the Premises and the Building to accommodate the usage by tenants occupying two-thirds or more of the rentable square feet of the Building or to conform to practices of other buildings in the area comparable to the Building.

6.2 After-Hours Use. Upon request by Tenant, Landlord shall provide heat, ventilation and cooling adequate for the comfortable use and occupancy of the Premises outside Business Hours (the “After-Hours HVAC”). Tenant shall pay Landlord within thirty (30) days of demand for any such After-Hours HVAC at the hourly cost established by Landlord for such After-Hours HVAC, which hourly rate shall be fixed at Thirty ($30.00) Dollars per hour during the Lease Term.

6.3 Interruption of Use. Except as provided below, Tenant agrees that Landlord shall not be liable for damages, by abatement of rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of any failure to provide services or utilities to the Premises as required by Section 6 of this Lease (such set of circumstances, as set forth above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises and is conducting its business therein during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 6.3, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any services or utilities.

7. REPAIRS Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in first class order, repair and condition, reasonable wear and tear and casualty excepted, at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including, if Tenant fails to make such repairs and Landlord does so, a percentage of the cost thereof (to be uniformly established for the Project, not to exceed, however, seven percent) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.

8. ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Tenant shall not be required to obtain Landlord’s consent to any Alterations in or to the Premises so long as (i) the aggregate cost of same does not exceed Fifteen Thousand Dollars ($15,000) per occurrence or in the aggregate during each 12 month period, (ii) the Alterations do not affect or otherwise modify any structural components or mechanical systems in, about or to the Premises and are not visible from the exterior of the Premises, and (iii) the Alterations do not diminish the value of the Building. With respect to Alterations for which Landlord’s consent is not required, Tenant shall nonetheless provide Landlord with not less than twenty (20) days prior written notice of Tenant’s intention to make such Alterations, together with a copy of any and all plans and specifications for the same. The construction (and removal, as the case may be) of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter attached hereto as Exhibit B, and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request (made at the time Landlord gives its consent to the proposed Alterations, if Tenant requests in writing that Landlord identify whether or not such Alterations must be removed upon the expiration or earlier termination of this Lease), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord. All work with respect to any Alterations must be done in a good and workmanlike manner, by properly licensed and insured contractors, in compliance with all applicable laws and with Landlord’s construction rules and regulations, and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to unreasonably obstruct access to the Building or Project or the common areas for any other tenant of the Building, and as not to unreasonably obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working in the Project. In the event that Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may post notices of non-responsibility at the Premises and/or on the Building. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the “as built” drawings of the Alterations (including Alterations for which Landlord’s consent is not required under Section 8.1 above).

8.3 Payment for Improvements. In the event Tenant orders any Alteration or repair work directly from Landlord, or from the contractor approved by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord’s option. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage, which shall vary depending upon whether or not Tenant orders the work directly from Landlord, to be established on a uniform basis for the Project, not to exceed, however, seven percent) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work.

8.4 Landlord’s Property. All Alterations, improvements, fixtures and/or permanently affixed equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant’s expense to remove such Alterations (including Alterations for which Landlord’s consent is not required under Section 8.1 above) and to repair any damage to the Premises, Building and Project caused by such removal, provided that if Tenant requests in writing, at the time Tenant is seeking Landlord’s consent to the proposed Alterations (or, if Landlord’s consent is not otherwise required under Section 8.1 above, but Tenant chooses to request), that Landlord identify whether or not such Alterations must be removed upon the expiration or earlier termination of this Lease, Tenant shall only be obligated to remove those Alterations so identified by Landlord for removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises.

9. COVENANT AGAINST LIENS Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

10. INSURANCE

10.1 Indemnification and Waiver. To the extent not prohibited by law, Landlord, its partners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person in, on, or about the Project, or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term. Notwithstanding the foregoing, Tenant shall not be required to protect, defend, save harmless or indemnify Landlord Parties from any liability for injury, loss, accident or damage to any person to the extent resulting from Landlord’s negligent acts or omissions or willful misconduct or that of its agents, contractors, servants, employees or licensees, in connection with Landlord’s activities on or about the Premises, and Landlord hereby indemnifies and agrees to protect, defend and hold Tenant harmless from and against such claims to the extent arising out of Landlord’s negligent acts or omissions or willful misconduct or those of its agents, contractors, servants, employees or licensees in connection with Landlord’s activities on or about the Premises. Such exclusion from Tenant’s indemnity and such agreement by Landlord to so indemnify and hold Tenant harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover (or, if such policies would have been carried as required, would have covered) the result of negligent acts or omissions or willful misconduct of Landlord or those of its agents, contractors, servants, employees or licensees; provided, however, the provisions of this sentence shall in no way be construed to imply the availability of any double or duplicate coverage. Landlord’s and Tenant’s indemnification obligations hereunder may or may not be coverable by insurance, but the failure of either Landlord or Tenant to carry insurance covering the indemnification obligation shall not limit their indemnity obligations hereunder. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

10.2 Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than $2,000,000.00 for each occurrence and $3,000,000.00 annual aggregate, with not more than 5% Insured’s participation. In addition, Tenant shall carry Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) all other improvements, alterations and additions to the Premises made by or for Tenant, including any improvements, alterations or additions installed at Tenant’s request above the ceiling of the Premises or below the floor of the Premises (but excluding the initial Tenant Improvements described in the Tenant Work Letter). Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, Landlord’s lender (and, if Landlord elects, its partners or members) and Landlord’s property manager, as additional insureds; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s uses and operations therein, as may be commercially reasonable for tenants leasing space in premises similar to the Premises and with uses and operations similar to Tenant’s uses and operations; provided that Landlord shall not request such adjustments more than once each Lease Year.

10.7 Landlord’s Insurance. Landlord shall provide all of the following types of insurance, with commercially reasonable deductibles in amounts as may be determined by Landlord in its reasonable discretion: (i) “all risk” property insurance, subject to standard exclusions, covering the Building, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including leasehold improvements made by Landlord that are a part of the real property comprising the Building, and (ii) commercial general liability coverage covering the common areas of the Project for limits of liability not less than $2,000,000.00 for each occurrence and $3,000,000.00 annual aggregate. Landlord shall not be required to carry insurance on Tenant’s property including trade fixtures, furnishings, equipment and all other items of personal property. If Landlord requires Tenant to increase the limits on Tenant’s commercial general liability insurance coverage, as provided in Section 10.6 above, Landlord shall concurrently maintain limits at least as much as it is requiring of Tenant.

11. DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the damaged areas (excluding, however, Tenant’s property including trade fixtures, furnishings, equipment and all other items of personal property). Such restoration shall be to substantially the same condition existing prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Project and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired and provided further that the overall quality and appearance is not diminished. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds (if any payable to Tenant under Tenant’s insurance carried on or with respect to the Tenant Improvements (as defined in the Work Letter), and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, and that is received by Landlord from Landlord’s insurance carrier (if any), the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, and if such damage is not the result of the willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease, effective as of the later of the date of such destruction or the date Tenant vacates the Premises, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of such damage, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of discovery of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. In addition, in the event that the Premises, the Building or the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term (as the same may be extended) and the time period for restoration is estimated by Landlord to exceed forty-five (45) days, then notwithstanding anything contained in this Article 11, Tenant and Landlord shall each have the option to terminate this Lease, effective as of the later of the date of such destruction or the date Tenant vacates the Premises, by giving written notice to the other of the exercise of such option within thirty (30) days after the date of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such destruction or vacation, as applicable. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

12. NONWAIVER No waiver of any provision of this Lease shall be implied by (i) any failure of either party to insist in any instance on the strict keeping, observance or performance of any covenant or agreement contained in this Lease or exercise any election contained in this Lease, or (ii) any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

13. CONDEMNATION If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than fifteen percent (15%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s goodwill, personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

14. ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Premises or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). To request Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the “Transfer Premium,” as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require, and (v) a processing fee in the amount of Three Hundred and No/100 Dollars ($300.00) (the “Pre-paid Processing Feet”). Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s Pre-paid Processing Fee, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold or condition its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of equal or greater financial worth and/or financial stability as Tenant as of the date of this Lease;

14.2.5 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the six (6)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease. If Landlord fails to notify Tenant in writing of its approval or disapproval of any proposed Transfer within the applicable thirty (30) day period, then, provided after the expiration of such thirty (30) day period Tenant has delivered an additional written notice to Landlord specifying in all capital letters and boldface type on page one of such notice the following: “YOUR FAILURE TO APPROVE OR DISAPPROVE OF THE ASSIGNMENT OR SUBLEASE SET FORTH IN THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL ENTITLE THE TENANT NAMED HEREIN TO ENTER INTO SUCH ASSIGNMENT OR SUBLEASE WITHOUT YOUR CONSENT,” and Landlord fails to respond within five (5) business days after receipt of such written notice, Landlord shall be deemed to have approved such assignment or subletting.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord any “Transfer Premium,” as that term is defined in this Section 14.3, actually received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee’s Rent and Quoted Rent under Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee’s Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all reasonable leasehold concessions granted in connection therewith, including, but not limited to, any reasonable rent credit commissions and tenant improvement allowance, and Tenant’s reasonable third-party fees and costs by including reasonable attorneys’ fees, incurred in negotiating, documenting and consummating the Transfer. For purposes of calculating any such effective rent, all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14 (except as provided in Section 14.6 below), Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. Notwithstanding the above, Tenant shall have the right to rescind Landlord’s recapture by providing written notice to Landlord within 10 days following receipt of Landlord’s notice of recapture that it will not effect the Transfer.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days’ notice to Tenant.

14.6 Permitted Transfers. Any provision in this Lease to the contrary notwithstanding, Landlord’s consent shall not be required for any of the following transfers (each of which shall be a “Permitted Transfer” and each such transferee shall by a “Permitted Transferee”), provided that such Permitted Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease or to avoid the operation of Sections 14.3 or 14.4 hereof, and that the applicable Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (the “Net Worth”) at least equal to the greater of (A) the Net Worth of Tenant immediately prior to such assignment or sublease, or (B) the Net Worth on the date of this Lease of the Original Tenant: (i) to any person(s) or entity who controls, is controlled by or is under common control with Tenant, (ii) to any entity resulting from the merger, consolidation or other reorganization of Tenant, whether or not Tenant is the surviving entity or (iii) to any person or legal entity which acquires all or substantially all of the assets or stock of Tenant; provided, that before such assignment or sublease shall be effective, (x) said Permitted Transferee shall assume, in full, the obligations of Tenant under this Lease, (y) Landlord shall be given written notice of such assignment and assumption and (z) the use of the Premises by the Permitted Transferee shall be as set forth in Article 10 of the Summary of Basic Lease Information. For purposes of this paragraph, a public or private offering of Tenant’s stock is a Permitted Transfer and the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise. The provisions of Section 14.3 of this Lease concerning Transfer Premiums shall not apply to an assignment or sublease by Tenant to a Permitted Transferee. Notwithstanding anything to the contrary contained in this Lease, a Permitted Transferee shall have the rights and privileges provided to Original Tenant and shall be deemed to be an Original Tenant. Further, notwithstanding any provision to the contrary contained in this Section 14, Tenant shall have the right, without Landlord’s consent and without the application of the provisions of Section 14.3, to enter into one or more subleases of portions of the Premises not exceeding ten percent (10%) of the Premises, in the aggregate, to any one or more legal entities in which Tenant maintains an ownership interest or to any other legal entity with which Tenant has entered into a written business venture or written strategic alliance for the development of Tenant’s business, provided that each such sublease is not a subterfuge by Tenant to avoid its obligations under this Lease or to avoid the operation of Sections 14.3 or 14.4 hereof.

15. OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises, Building and Project resulting from such removal.

16. HOLDING OVER If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days after the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

17. ESTOPPEL CERTIFICATE Within ten (10) days following a party’s receipt of a request in writing by the other party, Tenant or Tenant, as the case may be, shall execute and deliver to the other party an estoppel certificate, which shall be substantially in the form of Exhibit E, attached hereto, (or such other form as may be required by any prospective mortgagee, lender or purchaser of the Project, or any portion thereof, or of Tenant or Tenant’s business, as the case may be), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by such party or their mortgagee, lender or prospective mortgagee or lender. Tenant or Landlord shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Notwithstanding the foregoing, Tenant’s execution of an estoppel certificate shall not be deemed to be a waiver of Tenant’s rights to audit or challenge Tenant’s Share of Direct Expenses in accordance with the provisions of Section 4.5 above.

18. SUBORDINATION This Lease is subject and subordinate to all present and future ground or underlying leases of the Project and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord agrees to use its commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement from all beneficiaries of all deeds of trust encumbering the Premises as of the date hereof (if any), provided that the delivery thereof is not a condition precedent to Tenant’s obligations under this Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease, provided that Tenant shall not be disturbed in its possession under this Lease by any such successor so long Tenant is not in default hereunder beyond any applicable notice and cure periods. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

19. DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) days after written notice from Landlord to Tenant of such failure; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law;

19.1.2 Any failure by Tenant to respond to Landlord’s request under Article 17 or 18 within the time permitted therein for such response; or

19.1.3 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant, including, but not limited to, the Rules and Regulations set forth in Exhibit D, attached hereto, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

19.1.4 Abandonment of the Premises by Tenant unless Tenant properly secures the Premises from vandals.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following: (i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.3 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

20. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

21. SECURITY DEPOSIT; LETTER OF CREDIT.

21.1 Security Deposit Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 11 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within thirty (30) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit.

21.2 Letter of Credit. In addition to the Security Deposit (if any), Tenant shall deliver to Landlord concurrently with Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”), with an expiration date not earlier than twelve (12) months after the date of issuance, in the initial amount of Two Million Six Hundred Twenty-Two Thousand Two Hundred Ten and 20/100 Dollars ($2,622,210.20) (the “Original L-C Amount”), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has an Orange County office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in a form and content as set forth in Exhibit G, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. As provided in Sections 1.3.6 and 1.4.5 above, the Original L-C Amount shall be increased and a replacement L-C or an additional L-C shall be delivered to Landlord concurrently with the addition of each addition of Available Expansion Space and Existing Building First Offer Space, subject to adjustment as provided below. The Original L-C Amount, as increased pursuant to Section 1.3.6 and/or Section 1.4.5, is hereinafter referred to as the “L-C Amount.” During the period commencing upon the first day of the second (2nd) Lease Year (i.e., the first day of the thirteenth [13th] month of the Lease Term) and continuing until expiration of the fifth (5th) Lease Year (the “Reduced L-C Period”), Tenant may reduce the then-applicable L-C Amount by a schedule attached to the L-C or deliver a new L-C to Landlord meeting the requirements specified in this Section 21.2 below; provided, however, that during the Reduced L-C Period, the required amount of the L-C shall not fall below the “Reduced L-C Amount,” as that term is defined below. The L-C Amount may be reduced during Lease Years two (2) through five (5) to a lower amount (“Reduced L-C Amount”) as follows: (i) effective as of the first day of the second Lease Year, the Reduced L-C Amount shall be eighty percent (80%) of the then-applicable L-C Amount (i.e., the sum of the Original L-C Amount plus any prior increases thereto pursuant to Sections 1.3.6 and/or 1.4.5) existing at the commencement of the Reduced

L-C Period; (ii) effective as of the first day of the third Lease Year, the Reduced L-C Amount shall be sixty percent (60%) of the Original L-C Amount plus sixty percent (60%) of that portion of the then-existing L-C Amount added pursuant to Sections 1.3.6 and/or 1.4.5 as of the commencement of the third Lease Year; (iii) effective as of the first day of the fourth Lease Year, the Reduced L-C Amount shall be forty percent (40%) of the Original L-C Amount plus forty percent (40%) of that portion of the then-applicable L-C Amount added pursuant to Sections 1.3.6 and/or 1.4.5 as of the commencement of the fourth Lease Year; (iv) effective as of the first day of the fifth Lease Year, the Reduced L-C Amount shall be twenty percent (20%) of the Original L-C Amount plus twenty percent (20%) of that portion of the then-applicable L-C Amount added pursuant to Section 1.3.6 and/or 1.4.5 as of the commencement of the fifth Lease Year; and (v) effective as of the last day of the fifth (5th) Lease Year, the Reduce L-C Amount shall be reduced to zero and the L-C will terminate.

21.3 Application of the L-C. The L-C shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the initial Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not (a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the “L-C Security Deposit”) and shall be held and treated in accordance with Section 21.1. If any portion of the L-C is drawn upon, Tenant shall, within five (5) days after written demand therefor, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and if any portion of the L-C Security Deposit is used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount then required under this Lease, and Tenant’s failure to do so shall be a default under this Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C. If Tenant has not been in default under this Lease, the L-C shall be returned to Tenant (a) following the completion of an initial public offering of Tenant’s stock to the general public pursuant to an offering made as a registered offering approved by the U.S. Securities Exchange Commission or (b) following the acquisition of Tenant by a Permitted Transferee or the merger of Tenant into a Permitted Transferee and the assignment to and assumption by such Permitted Assignee of all of Tenant’s rights, duties and obligations under this Lease, provided that (i) after any such offering, sale or merger, as the case may be, the Net Worth (as defined in Section 14.6) of Tenant or the applicable Permitted Assignee, as the case may be, shall be equal to or greater than Eighty-Two Million Dollars ($82,000,000.00), and (ii) Tenant (or the applicable Permitted Transferee, as the case may be) has demonstrated to Landlord that it has met the Net Worth requirement for twelve (12) consecutive months, including any portion of such twelve (12) month period that may have occurred prior to the completion of the applicable public offering, sale or merger, as the case may be. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within thirty (30) days following the expiration of the Lease Term (if it has not previously been delivered to Tenant in accordance with this Section 21.3).

21.4 Replacement of L-C. If Landlord has not received written notice from the issuing bank that the L-C has been renewed, then Landlord shall have the right, at its sole option, to draw upon and present the then existing L-C for the entire amount available thereunder. Should the L-C then in effect be revoked or should the creditworthiness of the issuer of the L-C then in effect become impaired (in Landlord’s reasonable judgment), then Tenant shall deliver a replacement L-C in the form and substance required hereunder.

22.	INTENTIONALLY OMITTED

23.	SIGNS

23.1 In General. Subject to the terms of this Section 23, Tenant shall be entitled, at its sole cost and expense, to install the following signage:

(i) Two (2) signs identifying Tenant located at the top of the Building. Tenant acknowledges and agrees that Landlord is not conferring upon Tenant any exclusive right for signage in, on or around the Building or the Project;

(ii) One monument to be constructed by Landlord (the “Monument”) in the Project along Enterprise Drive, the precise location of which shall be determined by Landlord. The Monument Sign shall be for Tenant’s exclusive use;

(iii) One (1) eyebrow sign located above the southerly entry of the Building, the precise location of which shall be determined by Landlord;

(iv) One (1) strip identifying Tenant on the directory board in the main lobby of the Building; and

(v) Any signage that Tenant may desire on the interior of the Premises that is not visible from the exterior of the Premises or the exterior of the Building.

23.2 Specifications. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of the signs to which Tenant is entitled pursuant to Section 23.1 above (“Tenant Signage”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Building and Project. Furthermore, (i) Tenant’s Signage shall comply with all applicable governmental rules and regulations; (ii) Tenant’s rights to Tenant’s Signage shall be personal to the Original Tenant and may not be utilized by any assignee, sublessee or other transferee of Tenant’s interest in this Lease or the Premises; and (iii) Tenant’s continuing right to Tenant’s Signage shall be contingent on Tenant’s actually occupying the entire Premises. Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, repair and maintenance and compliance with laws of Tenant’s Signage, except that in the event that the Monument shall not be for Tenant’s exclusive use, Landlord shall, at Landlord’s cost, install, maintain, repair and cause the Monument to comply with laws and Tenant shall only be responsible for the installation, maintenance, repair and compliance with laws of Tenant’s sign on the Monument. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove Tenant’s Signage and repair any and all damage to the Building and the Project caused by such removal.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly provided herein, Tenant may not install any signs on the exterior or roof of the Building, Project, or the common areas of the Building or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises, Building or Project are subject to the prior approval of Landlord, in its sole discretion.

24. COMPLIANCE WITH LAW Tenant shall comply with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building’s life safety system. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

25. LATE CHARGES If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after said amount is due, or if any check delivered to Landlord by Tenant shall be returned for insufficient funds, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due. In addition to the late charge, in the event any check is returned for insufficient funds, Tenant shall pay to Landlord, as additional rent, the sum of $25.00. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall thereafter bear interest until paid at a rate per annum equal to the prime rate (as quoted in the Wall Street Journal upon the commencement of the default) plus three percent (3%), but in no event above the highest rate permitted by applicable law. In the event that more than one (1) check of Tenant is returned for insufficient funds in any twelve (12) month period, Landlord shall have the right to require that any or all subsequent payments by Tenant to Landlord be in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, notwithstanding any prior practice of accepting payments in any different form.

26.	DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant’s part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all reasonable expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD. In addition to the access rights provided under Section 3.1 of the Work Letter, Landlord reserves the right at all reasonable times and upon no less than 24 hours notice (except in the event of an emergency, in which case reasonable notice shall be provided) to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants (but only within the last eight (8) months of the Lease for prospective tenants), or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, provided Landlord’s entry does not unreasonably interfere with Tenant’s use of the Premises. Notwithstanding anything to the contrary contained in this Article 27 or Section 3.1 of the Work Letter, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

28. TENANT PARKING Tenant shall be entitled to number of parking spaces set forth in Section 12 of the Summary to park in the Building Parking Facility. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged for parking passes at the location of such passes, provided that, during the initial Lease Term, the parking passes for the unreserved and reserved spaces shall be free of charge (other than the 10 reserved, covered spaces described in Section 12 of the Summary, for which Tenant shall pay to Landlord on the first day of each month a monthly parking charge equal to Fifty Dollars ($50.00) per space); during the Option Term (if any), Landlord may also charge Tenant for the unreserved and reserved parking passes. Notwithstanding the foregoing, so long as Landlord charges Tenant for any of the 10 reserved covered parking spaces, Tenant shall be entitled to an offset against Base Rent during each month of the initial Lease Term only in the same amount charged by Landlord. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Building Parking Facility and upon Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that under no circumstances will Tenant exceed the number of parking passes/spaces allotted to it under Section 12 of the Summary at any time and that, notwithstanding Landlord’s review or approval of any space plan for the Premises that shows spaces or work areas for employees that exceed the number of parking passes/spaces allotted to Tenant, Tenant shall be solely responsible for arranging carpooling or different shifts in work hours for its employees such that at no time will

Tenant (and its employees and invitees) exceed the permitted number of parking passes/spaces. Landlord specifically reserves the right to change the size, configuration, design, layout, location and all other aspects of the Building Parking Facility and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Building Parking Facility, or relocate Tenant’s parking passes to other parking structures and/or surface parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the Building Parking Facility or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Project. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord and such owner. The parking rates charged by Landlord for Tenant’s parking passes shall be exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges concurrent with its payment of the parking rates described herein. In addition to the parking spaces described in Section 12 of the Summary, Landlord shall post signs or shall otherwise mark the parking spaces in the surface parking lot immediately adjacent to the first floor lobby entrance to the Premises for use by “Buy.com” or its guests, except for four (4) spaces that will be marked as handicapped spaces and four (4) spaces that will be marked as delivery or loading/unloading spaces.

29. MISCELLANEOUS PROVISIONS

29.1 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.2 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.3 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor.

29.4 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project and Building and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder. Notwithstanding the above, Landlord’s transfer shall in no way relieve Landlord from any liability accruing prior to such transfer.

29.5 Prohibition Against Recording. Except as provided in Section 29.3 of this Lease or this Section 29.5, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election. Notwithstanding the foregoing, on or before fifteen (15) business days following a written request by either Landlord or Tenant, the parties agree to execute and record a short form memorandum of this Lease, in a recordable form reasonably acceptable to Landlord and Tenant. Within five (5) business days following the expiration or earlier termination of this Lease, Tenant shall execute (and have properly notarized) and deliver to Landlord a Quitclaim Deed, in recordable form, quitclaiming, terminating and forever surrendering any and all right, title or interests Tenant may have in or to the Premises.

29.6 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

29.7 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.8 Time of Essence. Time is of the essence of this Lease and each of its provisions, provided, however, that if a party’s performance (except for monetary payments) would fall on a Saturday, Sunday or legal holiday, that party’s performance shall be extended to the next following business day.

29.9 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.10 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.11 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

29.12 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Project.

29.13 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.14 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given forty-eight (48) hours after the date it is mailed as provided in this Section 29.14 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

29.15 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and the legal parcel of land upon which the Building is located, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

29.16 Intentionally Omitted.

29.17 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

29.18 Attorneys’ Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

29.19 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

29.20 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.21 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary (the “Brokers”). Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Brokers.

29.22 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.23 Project Name and Signage. Landlord shall have the right at any time to change the name of the Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Project as Landlord may, in Landlord’s sole discretion, desire, provided that the installation of such signs do not materially interfere with the visibility of Tenant’s exterior building signs or monument sign. Tenant shall not use the name of the Project or use pictures or illustrations of the Project in advertising or other publicity, without the prior written consent of Landlord.

29.24 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.25 Hazardous Material. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government. Tenant acknowledges that Landlord may incur costs (A) for complying with laws, codes, regulations or ordinances relating to Hazardous Material, or (B) otherwise in connection with Hazardous Material. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease. Landlord represents and warrants that, to its “actual knowledge” (as defined below), it is unaware of any Hazardous Material in, on or under the Premises or the Building except for (i) any Hazardous Material that is incorporated into the Building as part of the base, shell or core and is in compliance with all applicable laws and (ii) any Hazardous Material that is disclosed in the following reports: (1) Limited Phase I Environmental Site Assessment Report dated October 2, 1996; Tentative Tract 13435, San Joaquin Corridor & Laguna Hills Drive; and (2) Letter dated October 17, 1997, regarding original Phase I Report dated October 2, 1996, recommending that no further investigation take place. For purposes of this Section 29.25, the words

“actual knowledge” means the present, actual knowledge of Todd Burnight and Russ Parker, as of the date of this Lease, without any duty of investigation or inquiry other than the obtaining of the environmental report(s) referenced above.

29.26 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

29.27 Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Project or any part thereof and that no representations respecting the condition of the Premises, Building or Project have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, Premises, and/or Project, including without limitation the Building Parking Facility, common areas, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or Project, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building or Project, which work may create noise, dust or leave debris in the Building or Project. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations. Notwithstanding the foregoing, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of any Renovations performed by Landlord (such set of circumstances, as set forth above, to be known as an “Renovation Abatement Event”), then Tenant shall give Landlord notice of such Renovation Abatement Event, and if such Renovation Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Renovation Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Renovation Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Renovation Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Renovation Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy at law or in equity for an Renovation Abatement Event. Except as provided in this Section 29.27, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

29.28 Development of the Project.

29.28.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents reasonably needed to conform this Lease to the circumstances resulting from such subdivision.

29.28.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.28.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Landlord agrees to use its commercially reasonable efforts in connection with such construction so as not to unreasonably interfere with Tenant’s use of the Premises. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.29 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

29.30  Office and Communications Services.

29.30.1 The Provider. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

29.30.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.31 Child Care Facilities. Tenant acknowledges that any child care facilities located in the Project (the “Child Care Facilities”) which are available to Tenant and Tenant’s employees are provided by a third party (the “Child Care Provider”) which is leasing space in the Project, and not by Landlord. If Tenant or its employees choose to use the Child Care Facilities, Tenant acknowledges that Tenant and Tenant’s employees are not relying upon any investigation which Landlord may have conducted concerning the Child Care Provider or any warranties or representation with respect thereto, it being the sole responsibility of Tenant and the individual user of the Child Care Facilities to conduct any and all investigations of the Child Care Facilities prior to making use thereof. Accordingly, Landlord shall have no responsibility with respect to the quality or care provided by the Child Care Facilities, or for any acts or omissions of the Child Care Provider. Furthermore, Tenant, for Tenant and for Tenant’s employees, hereby agrees that Landlord, its members and their respective partners, subpartners, officers, agents, servants, employees, and independent contractors shall not be liable for, and are hereby released from any responsibility for any loss, cost, damage, expense or liability, either to person or property, arising from the use of the Child Care Facilities by Tenant or Tenant’s employees. Tenant hereby covenants that Tenant shall inform all of Tenant’s employees of the provisions of this Section 29.31 prior to such employees’ use of the Child Care Facilities.

29.32 Intentionally Omitted

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

AEW \ PARKER II, LLC, a California limited liability company

By:	Eastrich Aliso, LLC, a Delaware limited liability company, Member - Manager

By:
James Flynn
Authorized Signatory

“Tenant”:

BUY.COM, a Delaware corporation

By:

Its

By:

Its

EXHIBIT A

OUTLINE OF PREMISES

[TO BE PROVIDED]

EXHIBIT A - Page 1

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

1.1 Base, Shell and Core of the Premises as Constructed by Landlord. Landlord has constructed, or shall construct, at its sole cost and expense, the base, shell, and core as set forth on Schedule 1, attached hereto (the “Base, Shell, and Coret”) (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the “Base, Shell, and Core”). The Base, Shell and Core shall consist of those portions of the Premises which were in existence prior to the construction of the tenant improvements in the Premises for the prior tenant of the Premises.

1.2 Landlord Work. Landlord shall, at Tenant’s sole cost and expense, cause the construction or installation of the following items on the floor of the Building containing the Premises (collectively, the “Landlord Work”). Tenant may not change or alter the Landlord Work.

1.2.1 Public Corridor (only as to that portion of the Premises, if any, which occupies only a portion of a floor, rather than an entire floor, of the Building). The actual public corridor wall, the standard tenant entries and exits including doors, frames, hardware, and sidelight (if any), and standard tenant entry signage and exit lights (collectively, the “Public Corridor”), which Public Corridor is adjacent to the Premises.

1.2.2 Demising Walls Between Tenants (only as to that portion of the Premises, if any, which occupies only a portion of a floor, rather than an entire floor, of the Building). One-half of the cost of the demising partitions between tenants which shall include studs, acoustical insulation and dry wall ready for finish on tenant side only and any necessary penetrations, fire dampers and sound traps (collectively, the “Demising Walls”), which Demising Walls are adjacent to the Premises.

1.2.3 Elevator Lobby (only as to that portion of the Premises, if any, which occupies only a portion of a floor, rather than an entire floor, of the Building) (the “Lobby”).

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of One Million Three Hundred Eighty Thousand One Hundred Fifteen Dollars ($1,380,115.00) (i.e., $27.50 per usable square foot of the Premises multiplied by 50,186 useable square feet) for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises and as are finally described in the “Approved Working Drawings,” as that term is defined in Section 3.4 below (the “Tenant Improvements”). Except as set forth in this Section 2.1 of this Tenant Work Letter, in no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease.

2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the “Tenant Improvement Allowance Items”): (i) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter (provided that Tenant’s right to reimbursement from the Tenant Improvement Allowance for the Architect’s fees for preparing the “Final Space Plan,” as that term is defined in Section 3.1 of this Tenant Work Letter, shall not exceed $0.12 per usable square foot of space within the Premises), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings; (iii) the cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”); (iv) the cost of the Landlord’s Work; (v) the “Landlord Supervision Fee”, as that term is defined in Section 4.3.2 of this Tenant Work Letter; and (vi) a portion of the costs, as designated by Landlord, of the tenant demising walls, and public corridor and Lobby walls and materials, if any, as designated by Landlord.

2.3 Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the “Standard Improvement Package”), which Specifications are set forth on Schedule 2, attached hereto shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with certain Specifications. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant has retained H. Hendy & Associates Design (the “Architect”) as the architect/space planner to prepare the space plan for the Premises (“Final Space Plan”), which is attached hereto as Schedule 3. Landlord shall retain the Architect to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Landlord shall also retain the engineering consultants (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of the Tenant Improvements. The plans and

EXHIBIT B - Page 1

drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” Notwithstanding that the Final Space Plan shows a private lobby on the first floor of the Building for private access by Tenant and its employees and invitees only, Tenant acknowledges and agrees that the County of Orange (“County”) or other governmental agencies with jurisdiction over the Building may require, or it may otherwise be required by applicable law (including, without limitation, Title XXIV of the Uniform Building Code, as adopted by the County, and the Americans with Disabilities Act of 1990, as amended) or Landlord may otherwise desire in its reasonable discretion, that such lobby be maintained as a common entrance to the Building for ingress and egress to and from the Building by the disabled or by other pick-up, delivery or other service providers for other tenants of the Building (excluding, however, use by other tenants of the Building for purposes of moving furniture or other equipment in or out of the Building in connection with such tenants’ moving into or out of the Building at the commencement or expiration of their lease term). If the County or such other governmental agencies require, or if Landlord otherwise determines it is required by applicable law or that Landlord otherwise desires in its reasonable discretion, that the first floor lobby be maintained as a common entrance to the Building, Tenant agrees that the first floor lobby be maintained at all times during Tenant’s business hours for access to the Building by the disabled or by other pickup, delivery or other service providers for other tenants of the Building. Further, if the County or such other governmental agencies require, or if Landlord otherwise determines it is required by applicable law that a common area corridor be constructed such that the first floor lobby be maintained as a common entrance to the Building at all times (and not just during Tenant’s business hours), Tenant agrees that Landlord may make any changes to the lobby area, both before the Lease Term and during the Lease Term, in order to comply with such requirements of the County, other governmental agencies or applicable law, as the case may be. All such changes shall be at Landlord’s cost and expense. In the event Landlord constructs the common area corridor as part of the first floor lobby area, such common area corridor shall be deemed to be part of the “Common Area” of the Building upon the completion of such corridor, in which case (a) Tenant’s Base Rent and Tenant’s Share of Direct Expenses shall be adjusted in accordance with the reduction in the rentable square feet of the Premises resulting from the conversion of such area into “Common Area” (as determined in accordance with Section 1.2 of the Lease), and (b) the common area corridor shall then be available to all persons for access to and from the Building without any limitations.

3.2 Intentionally Omitted.

3.3 Final Working Drawings. Landlord, the Architect and the Engineers, with Tenant’s assistance, shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Tenant for Tenant’s approval. Tenant shall have five (5) business days to review and approve the same. Tenant’s failure to review and approve the Final Working Drawings within such five (5) business day period shall constitute Tenant’s approval of the same.

3.4 Permits. The Final Working Drawings shall be approved (or deemed approved) by Tenant (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. Landlord shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the “Permits”), and, in connection therewith, Tenant shall, if requested by Landlord, coordinate with Landlord in order to assist Landlord in obtaining the Permits on or before the date set forth in Schedule 1. Landlord may make any and all changes, modifications or alterations in the Approved Working Drawings that may be required by any governmental authority without the prior written consent of Tenant.

3.5 Time Deadlines. Tenant shall use its good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 4 (the “Time Deadlines”), attached hereto. Tenant agrees to comply with the Time Deadlines.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Contractor. Landlord shall competitively bid the Tenant Improvements Work to the following general contractors (the “Pre-Approved Contractors”): Johnstone & Associates; Howard CDM; Summit Contractors (Laguna Beach); and Howard Building Corp. Landlord shall select the contractor to construct the Tenant Improvements. Tenant’s consent to such selection shall not be required if Landlord selects as its general contractor any one of the Pre-Approved Contractors. If Landlord desires to select another general contractor, Landlord shall obtain Tenant’s consent thereto (not to be unreasonably withheld, conditioned or delayed). The contractor selected by Landlord is referred to herein as the “Contractor.”

4.2 Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the “Cost Proposal”). Tenant shall approve and deliver the signed Cost Proposal to Landlord within five (5) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date”.

4.3 Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance. The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount.

4.3.2 Landlord’s Retention of Contractor. Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the “Landlord

EXHIBIT B - Page 2

Supervision Feet”) to Landlord in an amount equal to the product of (i) five percent (5%) multiplied by (ii) the amount in the Cost Proposal.

4.3.3 Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

4.3.4 Tenant’s Covenants. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. In addition, immediately after the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the “as built” plans and specifications (including all working drawings) for the Tenant Improvements.

4.3.5 Unused Allowance Amount. If the Tenant Improvement Allowance is not expended in full, any unused amounts (“Allowance Savings”) shall be credited against Tenant’s Base Rent first becoming due under the Lease, provided that under no circumstances shall the Allowance Savings exceed the amount of Base Rent that is due in the first month of the Lease Term.

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;

LEASE COMMENCEMENT DATE

5.1 Ready for Occupancy. The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Premises. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon (i) the substantial completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor that are not described as being part of the Approved Working Drawings, and (ii) the issuance of a certificate of occupancy (temporary or permanent), or the functional equivalent thereof that allows for the legal occupancy of the Premises such as a sign off on the building inspection cards, by the applicable governmental authorities.

5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in the Lease and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in the Lease, as a direct, partial, or total result of:

5.2.1 Tenant’s unreasonable failure to comply with the Time Deadlines;

5.2.2 Tenant’s unreasonable failure to timely approve any matter requiring Tenant’s approval;

5.2.3 A material breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.2.4 Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

5.2.5 Tenant’s unreasonable request for changes in the Approved Working Drawings;

5.2.6 Tenant’s unreasonable requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, the Standard Improvement Package;

5.2.7 Changes to the Base, Shell and Core required by the Approved Working Drawings; or

5.2.8 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant delay or delays, as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises approximately thirty (30) days prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1. Notwithstanding the foregoing, Tenant shall not be deemed to be commencing business operations from the Premises, as contemplated in Section 6 of the Summary, when entering the Premises solely for the purposes described in this Section 6.1.

6.2 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

6.3 Tenant’s Representative. Tenant has designated Alan Barbieri and Tiffany Armstrong as its representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall each, acting alone or together, have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

EXHIBIT B - Page 3

6.4 Landlord’s Representative. Landlord has designated Michael Pace as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.5 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.6 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

EXHIBIT B - Page 4

SCHEDULE 1 TO EXHIBIT B

BASE, SHELL AND CORE DESCRIPTION

Geometry	1.	4 Story Type III 1-hour building with 28,000 square feet floor plates.

Structure	2.	Floor to floor height of 13’6” typical, 14’6” first floor w/10’0” ceiling height, 13’6” top floor (allow for roof drains).

	3.	Spread footings with grade beams at moment frame perimeter.

	4.	Structural steel columns and beams with seismic moment frame at perimeter of the building.

Floors	5.	Slab on grade at the ground floor with lightweight concrete on all elevated floors.

Exterior	6.	Exterior painted E.I.F.S. spandrels and columns with green tinted glass and aluminum window wall with roof parapet and a mechanical equipment screen.

Interior Finish	7.	Ground floor public lobby with stone floors and carpet insets.

	8.	Finished men’s and women’s restrooms on all floors with ceramic tile floors and walls.

Vertical Movement	9.	Two (2) traction elevators with standard cab finish.

Mechanical	10.	HVAC-VAV systems with hot water terminal reheat, shell building system includes duct risers and loops. HHW loops and valves and control piping (pneumatic) or wiring (electrical) to each floor.

	11.	HVAC distribution, ceiling grid and lights in core areas only.

Fire	12.	Fire Sprinklers distributed with temporary heads and shields.

Electrical	13.	Electrical panels 120/208 and 277/480 at two locations on each floor.

SCHEDULE 1 TO EXHIBIT B - Page 1

SCHEDULE 2 TO EXHIBIT B

STANDARD IMPROVEMENT PACKAGE

(SUMMIT STAGE TWO BUILDING “C”)

TENANT AREA

1.	Interior Partition Walls

a.	2-1/2” 25 – gauge metal studs, 24” on center with seismic bracing unless noted otherwise.

b.	5/8” Type “x” gypsum board, one layer each side.

c.	Partition taped smooth and sanded to receive paint or wallcovering with acoustical seal at base of wall to floor.

d.	2-1/2” unfaced sound batt insulation in wall cavity.

e.	Ceiling insulation to occur 4’-0” each side of partition with 3-1/2” R-11 unfaced sound batt insulation.

f.	“L” metal trim at termination of partition at ceiling.

g.	Stagger and acoustical caulk around electrical outlet and other junction boxes. Sound caulk around conduit and other through-the-wall penetrations.

h.	Secure top channel with metal screws to ceiling grid. Secure bottom channel with 1/4” shotpins at 4’-0” O.C. and 6” from corner.

i.	Lateral bracing at top of wall at 8’-0” O.C. The brace is to be placed at 45 degrees to the horizontal plane ceiling and secure to top of wall and structure above.

2.	Demising Partition Walls

a.	2-1/2, 25 gauge metal studs 24” on center full height to structure above.

b.	5/8” Type “x” gypsum board, one layer each side with sound batts at wall cavity. One hour rated assembly.

c.	Exposed gypsum board taped smooth and sanded to receive paint and/or wallcovering.

d.	Sound boots at all HVAC penetrations.

e.	Straight-line termination at building columns and sound sealed gasket closure at window mullion termination.

f.	Stagger and fire caulk around electrical outlets and other junction boxes. Fire caulk around conduit and other through-the-wall-penetrations.

Perimeter Drywall and Columns

g.	Perimeter of exterior wall and interior structural columns exposed gypsum board below ceiling line taped smooth and sanded to receive paint or wallcovering.

3.	Interior Doors

a.	All doors shall be 3’-0” x 8’-0” x 1-3/4”. Doors to be pre-finished clear solid-core flush premium grade quarter-sliced maple with matching hardwood edges. Fire rated doors to be 20-minute fire rated assemblies.

b.	Door frames to be factory painted Western Integrated aluminum door frame in building standard colors. 20-minute fire rated frames at rated door assemblies.

c.	Schlage A/L series lever latchset/lockset with satin chrome finish.

d.	Butt hinges, 2 pair, Hager, ball bearing brushed stainless finish.

e.	Norton #8501 parallel arm door closer at rated door assemblies.

f.	Floor mounted doorstop with brushed stainless finish.

g.	Fire/smoke seals at rated door assemblies.

4.	Tenant Entry Door(s)

a.	All doors shall be 3’-0” x 8’-10” x 1-3/4”. Doors to be pre-finished clear solid-core flush premium grade quarter-sliced maple with matching hardwood edges. Fire rated doors to be 20-minute fire rated at fire assemblies.

b.	Door frames to be factory painted Western Integrated aluminum door frames in building standard colors. 20-minute fire rated assembly at rated door assemblies.

c.	Lever hardware to be building standard Schlage L-17 mortise lockset with satin chrome finish.

SCHEDULE 2 TO EXHIBIT B - Page 1

d.	Butt hinges, 2 pair, Hager, ball bearing brushed stainless finish.

e.	Norton #8501 parallel arm door closer at rated door assemblies

f.	Floor mounted doorstop with brushed stainless finish.

g.	Fire/smoke seals gasket at rated door assemblies.

h.	Pairs of doors to have coordinator and automatic flush bolts and astregal.

5.	Tenant Area Light Fixtures

a.	2’ x 4” Ultraline (slot grid) housing type throughout Tenant premises.

b.	35-watt T-8 fluorescent tubes, 3 lamps per fixture, 3500 Kelvin.

c.	Lithonia “Paralux”, or equal, 3” deep cell parabolic diffuser, return air slots, 277V, solid state ballasts.

d.	Heat exhaust slots, with return air slots.

e.	Earthquake clips and wire.

6.	Core Light Fixture

a.	Lithonia AFV-B series recessed fluorescent downlights, or equal, with clear specular alzack reflector.

b.	26/32/42 35K Triple Tube Lamp.

7.	Acoustic Ceiling

a.	Chicago metallic “Fineline” white steel grid, intermediate duty with compression struts and seismic wiring throughout tenant premises

b.	Partition attachment clips.

c.	USG “Millennia” tile, 2’ x 2’ x 3/4”, Fineline beveled edge; painted back.

d.	Ground floor ceiling height to be approximately 10’, upper floor ceiling height to be 9’-0” or as noted otherwise on the building plans.

8.	Fire Sprinklers

a.	Drops and heads from existing distribution.

b.	Adjustable heads.

c.	Semi-recessed heads with white enamel trim, located in center of ceiling tile.

9.	Paint

a.	Two coats of flat latex paint over primer.

b.	Building Standard colors.

10.	Flooring and Base

a.	Designweave “Tempest Classic”, 32 oz. in building standard colors.

b.	4” rubber straight base, Burke or equal.

c.	Vinyl flooring 12” x 12” standard VCT Armstrong “Excelon”.

11.	Window Covering

a.	Perforated vinyl vertical blind. Draw and tilt function, with 3” perforated P.V.C. vanes.

12.	Electrical Wall Outlet

a.	Self-grounding specification grade or equal, duplex receptacle, white, vertical orientation at 18” above finish floor to centerline of outlet.

13.	Light Control System (for use in private offices and support rooms and conference rooms exclusive of open areas), Suites in excess of 5,000 useable square feet only.

a.	Wall or ceiling mount. Novitas, “watt stopper” motion sensor, or equal, white.

b.	Plenum rated wire, control relay and transformer.

SCHEDULE 2 TO EXHIBIT B - Page 2

14.	Light Control Devices (for use in reception areas, general office and other areas not listed above)

a.	All lighting circuits run to relays in existing lighting control panel.

b.	Momentary contact switch to activate lighting control system relays.

c.	Bi-level switching to meet Title 24 requirements.

d.	Vertical orientation, height 42” A.F.F. to center line of switch.

15.	Telephone/Data Wall Outlet

a.	4-11/16” x 2-1/8” deep wall box, vertically-oriented at 18” above finish floor to centerline of outlet.

16.	Tenant Lighting

a.	Switching Capabilities: Motion sensors utilized for private offices, storage rooms, conference rooms and kitchen/lounge areas with momentary contact switching in open areas and conference rooms.

b.	Ratio: Approximately one fixture per 80 usable square feet.

c.	Foot-candles: In accordance with tenant design criteria and Title 24.

17.	Exit Signs (Illuminated)

a.	Sure-Lites model TC7C71G (edge lit) 277 volt.

18.	Fire Extinguisher Cabinets

a.	Potter-Roemer, “Buena” series semi-recessed cabinets.

19.	HVAC

a.	Krueger or Titus variable air volume (VAV) boxes with discharge plenums and branch mains to existing main supply air duct.

b.	Exterior zone VAV boxes include hot water reheat coils and control valves with branch piping to existing hot water mains.

c.	Rigid spiral ductwork, and flexible ductwork (7’-0” maximum length), downstream of VAV boxes will be connected to ceiling diffusers to provide conditioned supply air to the occupied areas.

d.	Krueger or Titus return air grilles, flush with ceiling, modular, perforated type with metal frame and adjustable blade core. Furnish with factory finish to match ceiling tile and frame type to match ceiling suspension system.

e.	Thermostat installation, testing and air-balancing.

f.	Typical Zoning Density: 1,000 square feet per zone.

20.	Permit and Design

a.	Tenant Improvement allowance includes architectural design fees, working drawings, engineering, plan check and permit fees.

SCHEDULE 2 TO EXHIBIT B - Page 3

SCHEDULE 3 TO EXHIBIT B

FINAL SPACE PLAN

[To be Attached]

SCHEDULE 3 TO EXHIBIT B - Page 1

SCHEDULE 4 TO EXHIBIT B

TIME DEADLINES

Dates		Actions to be Performed
A.	Five (5) business days after the receipt of the Final Working Drawings	Tenant to approve Final Working Drawings and deliver the same to Landlord, signed by Tenant.

B.	Five (5) business days after the receipt of the Cost Proposal by Tenant	Tenant to approve Cost Proposal and deliver Cost Proposal to Landlord, signed by Tenant.

SCHEDULE 4 TO EXHIBIT B - Page 1

EXHIBIT C

NOTICE OF LEASE TERM DATES

To:	__________________________
__________________________
__________________________
__________________________

Re:	Office Lease dated ________________________, 19__, between [INSERT LANDLORD NAME AND LEGAL ENTITY] (“Landlord”), and _______________________ _____________, a _____________________ (“Tenant”) concerning Suite _______ on floor(s) _______ of the Office Building located at [INSERT BUILDING ADDRESS].

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1. That the Premises are Ready for Occupancy, and that the Lease Term shall commence as of ________________ for a term of _______________ ending on _______________.

2. That in accordance with the Lease, Rent commenced to accrue on _______________________.

3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4. Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent checks should be made payable to ____________________________________ at _______________________________________.

5. The exact number of rentable square feet within the Premises is _______ square feet.

6. Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is _______%.

“Landlord”:

[LANDLORD NAME AND LEGAL ENTITY]

By:

Its:

Agreed to and Accepted as of _____________, 19__.

“Tenant”:

[TENANT NAME AND LEGAL ENTITY],

By:

Its:

EXHIBIT C - Page 1

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. In no event shall Tenant’s use of the elevators for any such purpose be permitted during the hours of 7:00 a.m. - 9:00 a.m., 11:30 a.m. - 1:30 p.m. and 4:30 p.m. - 6:30 p.m.

6. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7. The requirements of Tenant will be attended to only upon application at the office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord’s agents to prevent same.

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained.

11. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material.

13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

15. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

16. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

EXHIBIT D - Page 1

17. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

18. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

19. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

20. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. This includes the closing of exterior blinds, disallowing the sun rays to shine directly into areas adjacent to exterior windows.

21. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

22. Tenant shall cooperate with Landlord’s trash recycling programs and the orderly sorting of trash materials to facilitate such programs.

23. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

24. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

25. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.

26. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

27. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

28. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project, except by concessionaires of Landlord.

29. Food vendors appropriately licensed by the appropriate authorities shall be allowed in the Building upon twenty-four (24) hour advance receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Project management office. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

30. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

31. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. There is no smoking permitted in any of the buildings comprising the Project. In addition, Landlord reserves the right to designate, in Landlord’s sole discretion, the only outside areas in the Project where smoking shall be permitted.

32. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein, provided that any such modifications are uniformly applied to all tenants of the Building (except to the extent that any modifications are necessary, as determined by Landlord in its reasonable judgment, as a result of the particular use of the Premises by Tenant or other tenants of the Building). Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D - Page 2

EXHIBIT E

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, ____________________________________, is the tenant (“Tenant”) under that certain Lease made and entered into as of _______________________, 199____ (“Lease”) by and between __________________________________, “Landlord”, and the undersigned, as Tenant, for the premises in Suite ____ at _____________ Enterprise Drive consisting of __________ square feet located in the City of Aliso Viejo, County of Orange, State of California, as more particularly described on Exhibit “A” attached hereto and incorporated herein (“Premises”), certifies as set forth below.

1. The Lease. The Lease has been duly executed and delivered by Tenant and is in full force and effect and has not been modified, supplemented or amended in any way except as follows:

(list any modifications, supplements or amendments or write “none”)

2. True and Correct Copy. Tenant has attached to this Estoppel Certificate a true and correct copy of the Lease and all amendments, modifications, and assignments of such Lease.

3. Entire Agreement. The Lease, as modified by those changes referred to in Section 1 above, represents the entire agreement between the parties as to the Premises and there are no other agreements, written or oral between Landlord and Tenant concerning the Premises.

4. Commencement Date. The Commencement Date under the Lease was ___________.

5. Expiration of Term. The term of the Lease is scheduled to expire on _____________.

6. Rent Due Date. The first payment of Base Monthly Rent under the Lease became due and payable on _____________________________________, 199__.

7. Rent Amount. The Base Monthly Rent currently payable by Tenant under the Lease is $            .

8. Rent Payment Status. All monthly installments of Base Monthly Rent under the Lease have been paid when due through __________________________________, 199__.

9. Common Area Maintenance Charges. All amounts due and payable under the Lease other than Base Monthly Rent, including, without limitation, common area maintenance charges, property taxes and operating expenses, have been paid when due through _______________, 199__.

10. Payments in Advance. No Base Monthly Rent under the Lease beyond the current month has been paid in advance by Tenant.

11. Security Deposit; Letter of Credit. No security has been deposited with Landlord except for the amount of $_______ ($______________ of which is in the form of an irrevocable letter of credit, or letters of credit, and $_____________ of which is in the form of cash), and none of that amount has, to Tenant’s knowledge, been applied by Landlord.

12. No Free Rent. No free rent periods or other concessions have been granted to Tenant, except as set forth in Sections 3.2 and 28 of the Lease and except further as follows:

13. Insurance. All insurance required of Tenant by the Lease has been provided by Tenant and all premiums paid, except as follows:

14. Occupancy. Tenant has commenced sole occupancy of the Premises described in the Lease and currently occupies the Premises.

15. Conditions and Obligations. As of the date hereof, Tenant has satisfied or performed all conditions and obligations under the Lease to be satisfied or performed by Tenant.

16. Tenant Not in Default. The Lease is in good standing and in full force and effect. To the best of Tenant’s knowledge (after diligent inquiry and investigation), Tenant is not in default under the Lease and no event has occurred and no condition exists that, with the giving of notice or the lapse of time or both, will constitute a default by Tenant under the Lease, except as follows:

EXHIBIT E - Page 1

17. Landlord Not in Default. To the best of Tenant’s knowledge (after diligent inquiry and investigation), there are no uncured defaults by Landlord under the Lease and there are no events or conditions which, with the passage of time, or notice, or both, would constitute a default by Landlord under the Lease, except as follows:

Tenant does not assert, and to the best of its knowledge is not entitled to assert, any claim against Landlord or any defense to or offset against the enforcement of the Lease or any provisions thereof against Landlord.

18. Assignments. Tenant has not transferred, assigned, hypothecated or sublet all or any portion of the Premises to any person or entity other than

19. Options. Tenant does not have any right or option to renew the term of the Lease or to lease other space within the building or project of which the Premises is a part, or any preferential right to purchase all or any part of the Property of which the Premises is a part, except as set forth in Sections 1.3, 1.4 and 2.2 of the Lease and except further as follows:

20. Cancellation Rights. Tenant does not have any right to cancel the term of the Lease prior to the Termination Date, except as set forth in the Lease, except as follows:

21. No Intent to Terminate. Tenant has not advised Landlord that it intends to terminate the Lease or vacate the Premises prior to the end of the term of the Lease.

22. Landlord Obligations. Any sums of money payable under the Lease from Landlord to Tenant, including, without limitation, payments for tenant improvements, have been paid in full and Landlord has no further obligation to make any other payments to Tenant under the Lease, except as follows:

23. Condition of Premises. All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the Lease and Tenant is not aware of any defects in the Premises, the Building or the Project of which the Premises is a part, except as follows:

24. Tenant’s Financial Status. Tenant is not subject to any bankruptcy, insolvency or similar proceedings in any federal, state or other court or jurisdiction.

25. Notice. Any notice, demand, request, or other instrument given by Landlord to Tenant under the Lease may be addressed to Tenant at the address specified in the Lease, or at the following address:

26. Hazardous Substances. Tenant has no knowledge (without any duty of investigation or inquiry) that the Premises contains: (a) asbestos in any form which is or could become friable, (b) urea formaldehyde foam insulation, (c) transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million, or (d) any other any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any environmental or similar legislation and which may or could pose a hazard to the health or safety of the occupants of the Premises, or the occupants of the remainder of the Property, or the owners of any property located adjacent to the Property. Tenant has not stored or caused or allowed to be stored on the Property any of the equipment or substances described in

EXHIBIT E - Page 2

Subsections (a) through (d) above, nor does Tenant have any knowledge that any of Tenant’s predecessors-in-interest, if any, stored or caused or allowed to be stored any such substances on the Property.

27. Reliance of Purchaser. Tenant acknowledges that this Estoppel Certificate will be delivered to Landlord’s prospective purchaser of the Property, and acknowledges that it recognizes that if the same is done, said prospective purchaser will be relying upon the statements contained herein in acquiring the Property, and that receipt by it of this Estoppel Certificate is a condition to the acquisition of such Property. The undersigned will attorn to and recognize Buyer, upon notice to the undersigned that Buyer has become the owner of Landlord’s interest in the Premises under the Lease.

28. Successors and Assigns. The statements made herein shall be binding upon the Tenant and its successors and assigns, shall inure to the benefit of the Buyer and its successors and assigns.

IN WITNESS WHEREOF, Tenant has executed this Estoppel Certificate as of ______________, __________, and hereby certifies that the statements contained herein are true and correct as of such date.

Executed at __________________ on the _____ day of ______________, ____________________.

“Tenant”:

,
a

By:

Its:

By:

Its:

EXHIBIT E - Page 3

STATE OF CALIFORNIA	}

} SS.
COUNTY OF	}

On ____________________, _______________, before me, __________________________ personally appeared _____________________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

(This area for official notarial seal)

Signature

EXHIBIT E - Page 4

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

[to be provided]

EXHIBIT A to EXHIBIT E - Page 1

EXHIBIT F

SUMMIT

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

ALLEN, MATKINS, LECK, GAMBLE

& MALLORY LLP

1999 Avenue of the Stars, 18th Floor

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the __ day of ________, __________________, by and between AEW \ PARKER II, LLC, a California limited liability company (“Landlord”), and ________________ (“Tenant”), with reference to the following facts:

A. Landlord and Tenant entered into that certain Lease dated _____, 199__ (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit “A” attached hereto and incorporated herein by this reference (the “Property”).

B. The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately ___(__) acres of real property located in the City of Aliso Viejo, California (the “Project”), as more particularly described in Exhibit “B” attached hereto and incorporated herein by this reference.

C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated ________________, 19__, in connection with the Project.

D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

1. Tenant’s Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

2. Miscellaneous.

2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8 Time is of the essence of this Agreement.

2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

EXHIBIT F - Page 1

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”:

AEW \ PARKER II, LLC,
a California limited liability company

By:	Eastrich Aliso, LLC,
a Delaware limited liability company,
Member - Manager

By:
James Flynn
Authorized Signatory

“Tenant”:

,
a

By:

Its:

By:

Its:

EXHIBIT F - Page 2

EXHIBIT G

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

_________________, 199_

AEW \ PARKER II, LLC

75 Enterprise

Suite 300

Aliso Viejo, California 92656

Attention: Todd Burnight, Esq.

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of Buy.com the aggregate amount of ________________________ and No/100 Dollars ($___________________).

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by AEW \ Parker II, LLC, a California limited liability company, or its successors or assigns (collectively, “Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by a representative of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by a representative of Beneficiary.

This Letter of Credit is transferable in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire on ______________.

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication 400.

Very truly yours,

(Name of Issuing Bank)

By:

EXHIBIT G - Page 1

AEW/PARKER II, LLC

c/o Parker Properties, Inc.

95 Enterprise, Suite 300

Aliso Viejo, CA 92656

To:	BUY.COM 85 Enterprise Aliso Viejo, CA 92656

Re:

Office Lease dated June, 1999, (the “Office Lease”), as amended, between AEW/PARKER II, LLC, a California limited liability company (“Landlord”), and, Buy.com, a Delaware corporation, concerning floors 1 and 2 of the Office Building located at 85 Enterprise, Aliso Viejo, CA 92656.

Ladies and Gentlemen:

In accordance with Section 1.2 of the Office Lease and notwithstanding anything to the contrary in the Lease, we wish to advise you as follows:

1. Measurement of the Premises. The exact number of rentable square feet within the Premises is 53,620 square feet and the exact number of usable square feet within the Premises is 50,010 square feet.

2. Base Rent. The Base Rent payable by Tenant during the Lease Term shall be in the following amounts:

Period of Time During the Lease Term	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot

Months 1-6	$ 92,262.18	$ 2.35 (subject to Lease Section 3.2)
Months 7-66	$ 126,007.00	$ 2.35

Accordingly, to account for the difference between the Base Rent Tenant has paid and the actual Base Rent payable by Tenant as calculated above, within thirty (30) days following Tenant’s execution of this letter, Tenant shall be credited by Landlord an amount equal to $337.71.

3. Tenant’s Share. Tenant’s Share, as adjusted based upon exact number of rentable square feet within the Premises, shall equal 48.272%.

“Landlord”:

AEW/PARKER II, LLC, a California liability company

By:	Eastrich Aliso, LLC, a Delaware limited liability company, Member - Manager

By:	/s/ Jonathan A. Spound
Name:	Jonathan A. Spound
Its:	Authorized Signatory

Authorized Signatory Agreed to and Accepted as of February 22, 2001 “Tenant”: Buy.com, a Delaware corporation,

By:	/s/ Robert R. Price
Its:	Chief Financial Officer

By:
Its:

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Second Amendment”) is made and entered into, for reference purposes, as of March 19, 2003 by and between OTR, an Ohio general partnership, as nominee of the STATE TEACHERS RETIREMENT BOARD OF OHIO, a statutory organization created by the laws of the State of Ohio (“Landlord”), and BUY.COM, INC., a Delaware corporation (“Tenant”) with reference to the following facts and circumstances:

A. Landlord’s predecessor-in-interest, AEW/PARKER II, LLC, a California limited liability company, and Tenant entered into a Lease dated as of June 1999, as thereafter amended by the Amendment letter thereto dated February 22, 2001 (collectively, the “Lease”) pursuant to which Tenant leases that certain premises comprising the first and second floors (the “Original Premises”) in the office building owned by Landlord located at 85 Enterprise, Aliso Viejo, California (the “Building”). Landlord subsequently acquired all right, title and interest in and to the Building and to its predecessor’s leasehold under the Lease.

B. Tenant now desires to (i) enter into a sublease with Pacific Shore Funding, as “Sublessee” (“Sublease”) for the portion of the Original Premises comprising the second floor and containing approximately 28,719 rentable square feet, as remeasured (“Sublease Space”); (ii) remain as tenant under the Lease as to the remainder of the Original Premises (the “First Floor Premises”); (iii) assign its interest in the Sublease, as Sublessor thereunder, to Landlord in exchange for being released from all of Tenant’s liabilities and obligations under the Lease with respect to the Sublease Space; and (iv) make other modifications to the Lease.

C. Landlord is willing to approve the Sublease, accept assignment of Tenant’s interest, as Sublessor, under the Sublease, and to release Tenant from its liabilities and obligations with respect to the Sublease Space, all on the terms and conditions set forth below.

D. Capitalized terms used herein without definition shall have the meanings given to them in the Lease.

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Release of Liability and Obligations. As of the Effective Date of this Second Amendment (as defined in Paragraph 8 below), Landlord hereby releases Tenant and Tenant’s shareholders, directors, parent corporation, subsidiaries of Tenant and agents from any further duties, liabilities or obligations under the Lease as such duties, liabilities and/or obligations pertain to the Sublease Space and arise from or after the Effective Date hereof with respect to the Lease, it being the express intentions of

Landlord and Tenant that the Lease remain in full force and effect, but that Tenant’s duties, liabilities and/or obligations under the Lease as the same pertain to the Sublease Space shall be released in light of the assumption of those duties, liabilities and/or obligations as to the Sublease Space by the Sublessee under the terms of the Sublease. Tenant acknowledges and agrees that it shall continue to be responsible for all duties, liabilities and obligations under the Lease with respect to the First Floor Premises.

2. Eliminated Provisions of Lease. Landlord and Tenant hereby acknowledge and agree that all of the provisions of (a) Section 1.3 of the Lease with respect to the Building Expansions Rights described therein, (b) Section 1.4 of the Lease with respect to the Existing Building Right of First Offer rights described therein, and (c) Section 2.2 of the Lease with respect to the Option to extend as described therein, all are hereby deleted in their entirety and of no further force or effect as to the Lease or Sublease.

3. Modification of Provisions of Lease as Applicable to First Floor Premises. From and after the Effective Date of this Second Amendment: (a) except as expressly provided for otherwise in this Second Amendment, those provisions of the Lease pertaining to monetary obligations that are otherwise due and payable or owing by Tenant with respect to the entirety of the Original Premises and/or otherwise computed based upon the square footage of or allocable expressly to the use or occupancy of the Original Premises are hereby modified to apply only to the First Floor Premises and shall be prorated accordingly; (b) except as expressly provided for otherwise in this Second Amendment, those provisions of the Lease pertaining to non-monetary obligations or covenants that are otherwise the duties or responsibilities of Tenant with respect to the entirety of the Original Premises and/or are otherwise based upon the square footage of or allocable expressly to the use or occupancy of the Original Premises are hereby modified to apply only to the First Floor Premises and shall be prorated accordingly if applicable; and (c) the provisions of Sections 12 and 28 of the Lease with respect to parking are hereby modified so as to provide that the parking spaces allocable to Tenant shall be prorated and based upon the square footage of the First Floor Premises only.

4. Modification of Provisions of Lease re Security Deposit/Letter of Credit. The provisions of Section 21 with respect to the Security Deposit and Letter of Credit are hereby modified as hereinafter set forth. The full amount of the Security Deposit proceeds currently being held by Landlord is $487,245.98 (the “Security Deposit Proceeds”), it being acknowledged by Landlord and Tenant that the Letter of Credit originally delivered by Tenant to Landlord has since been converted to Security Deposit proceeds and reduced in accordance with and as allowed pursuant to the provisions of Section 21. Landlord and Tenant agree that: (i) the Security Deposit Proceeds represents the total amount of Security Deposit that Landlord shall be entitled to hold for remaining Term of the Lease, (ii) there shall be no further reductions in the amount or level thereof during the remaining Term of the Lease, (iii) if Landlord exercises its right under Section 21 of the Lease to draw upon all or any portion of the Security Deposit Proceeds

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for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default, or as a result of Tenant’s default in any payment otherwise due and owing by Tenant to Landlord under the Promissory Note described in Paragraph 7.c below, then, upon five (5) days’ written notice by Landlord to Tenant, Tenant shall be required to deposit sufficient funds to restore the Security Deposit Proceeds to its original level and failure to do so shall constitute a default under the Lease and the Promissory Note, and (iv) the Promissory Note is secured by Tenant’s granting of a security interest in the Security Deposit Proceeds to Landlord, as evidenced by the Security Agreement and Pledge executed and delivered by Tenant to Landlord concurrently with the Promissory Note, it being the express intentions of Landlord and Tenant that Landlord’s security interest in the Security Deposit Proceeds be a priority right and that Landlord shall be a secured creditor in the event of Tenant’s subsequent bankruptcy or for any other creditors’ claims proceedings against Tenant.

5. Landlord’s Early Termination Right. Notwithstanding any other provisions in the Lease to the contrary, in the event Landlord secures a potential tenant interested in leasing the entire First Floor Premises then Landlord shall have the right, upon at least ninety (90) days’ prior written notice to Tenant, to terminate the Lease with respect to the First Floor Premises as of the termination date set forth in such written notice, which termination date shall be no sooner than ninety (90) calendar days from the date such written notice is delivered by Landlord to Tenant (the “Termination Date”). As of the Termination Date, Tenant shall deliver the First Floor Premises to Landlord in the manner and condition required under the Lease and thereafter the Lease shall be deemed terminated as to the First Floor Premises, and of no further force and effect as to Tenant except as to those provisions which are stated as surviving the expiration or earlier termination of the Lease which shall survive such early termination of the Lease by Landlord as provided herein. Upon such termination by Landlord, Landlord shall be entitled to apply the Security Deposit Proceeds to the balance then due and owing under the Promissory Note and for payment of any other financial obligations then due and owing to Landlord by Tenant under the terms of the Lease, as amended, as of the Termination Date, and thereafter any remaining funds of the Security Deposit Proceeds shall be returned to Tenant, along with the original Promissory Note, marked “paid” and a release of the Security Agreement and Pledge.

6. Representations and Warranties of Tenant. As of the Effective Date, Tenant hereby warrants and represents to Landlord that:

a. All of the Tenant’s leasehold right, title and interest in and to the Lease is wholly vested in Tenant, and that Tenant has full right, power and authority to enter into this Second Amendment.

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b. The Lease, as modified herein, is and will continue to be a valid and binding agreement of Tenant, enforceable against Tenant. Tenant has duly performed all of its material obligations under the Lease to the extent that such obligations to perform have accrued and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default of a material obligation thereunder by Tenant or, to the knowledge of Tenant, any other party or obligor with respect thereto, has occurred which has not been cured.

c. No order has been made, petition presented or resolution passed for the winding up of Tenant and no meeting has been convened for the purpose of winding up Tenant. Tenant has not been a party to any transaction which could be avoided in a winding up. No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) in respect of Tenant and/or of all or any part of Tenant’s interest in the Lease. Tenant has not made or proposed any arrangement, general assignment, liquidation or distribution plan with its creditors or any class of its creditors. Tenant is not insolvent, is not unable to pay its debts within the meaning of the insolvency legislation applicable to Tenant and has not stopped paying its debts as they fall due.

d. Landlord is not in any respect in default in the performance of any of its obligations under the Lease

7. Effectiveness of Amendment. The effectiveness of this Second Amendment is subject to the full and complete satisfaction of each of the following conditions precedent which will operate to cure for Landlord any known defaults of Tenant as of the date hereof:

a. The execution and delivery of the Sublease between Tenant and Pacific Shore Funding in a form approved by Landlord;

b. The execution and delivery of a valid and binding Assignment and Assumption of Sublease between Landlord and Tenant whereby Tenant assigns all of its leasehold right, title and interest as Sublessor under the Sublease to Landlord and Landlord assumes Tenant’s obligations under the Sublease, in a form approved by Landlord and Tenant;

c. The execution and delivery of a valid and binding promissory note by Tenant in favor of Landlord in the principal amount of $438,139.71 (“Note”), representing past due rent due by Tenant under the terms of the Lease, on such terms and interest rate and in a form approved by Landlord and Tenant;

d. The execution and delivery of a valid and binding Security Agreement and Pledge by Tenant in favor of Landlord, in a form approved by Landlord and Tenant, whereby Tenant pledges to Landlord a priority, secured interest in the security deposit currently being held by Landlord on behalf of Tenant under the Lease, as security for repayment of the Note; and

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e. Cash payment by Tenant to Landlord of the sum of $241,665.30, representing the differential in rent between the rates provided in the Sublease as compared to the rates provided in the Lease with respect to the Sublease Space.

8. Effective Date. This Second Amendment shall be effective as of the last date on which all of the conditions precedent set forth in Paragraph 7 above have been satisfied (the “Effective Date”), as shall be subsequently confirmed in writing by Landlord to Tenant.

9. Authorization Disclosure; Exculpation. This Second Amendment is executed by certain employees of The State Teachers Retirement System of Ohio (“STRS”), not individually, but solely on behalf of Landlord, the authorized nominee and agent for STRS. In consideration for entering into this Second Amendment, Tenant hereby waives any right to bring a cause of action against the individuals executing this Second Amendment on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord’s assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor may resort be had to the private property of any of the trustees, officers, directors, employees or agents of STRS.

10. Time of Essence. Time is of the essence with respect to the performance of every provision of this Second Amendment.

11. No Further Modification. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall apply with respect to the First Floor Premises to the extent applicable (including, without limitation, those provisions pertaining to the payment of rent, utilities and services, maintenance and repairs, insurance, tenant improvements which the Tenant may elect to make at its sole cost and expense, damage or destruction, alterations, and indemnification provisions as applicable to Tenant) and shall remain unmodified and in full force and effect.

12. Conflict of Terms. In the event of any conflict between the provisions of this Second Amendment and the Lease, the terms of this Second Amendment shall control. Except as specifically modified, amended or deleted hereunder and except as to where this Second Amendment would be in conflict otherwise with the Lease, the Lease, as amended, hereby remains in full force and effect.

13. Miscellaneous.

a. This Second Amendment shall be binding on and inure to the benefit of the parties herein, and their respective successors and assigns.

b. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

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c. This Second Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals as of the day, month and year first written above to this Second Amendment to Lease.

LANDLORD:

OTR, an Ohio general partnership, as nominee of the STATE TEACHERS RETIREMENT BOARD OF OHIO, a statutory organization created by the laws of the State of Ohio

By:	/s/ Stephen A. Mitchell
Name:	Stephen A. Mitchell
Title:	Deputy Executive Director, Investments

TENANT:

BUY.COM, INC.,
A Delaware corporation

By:	/s/ Robert R. Price
Name:	ROBERT R. PRICE
Title:	PRESIDENT, CFO

By:
Name:
Title:

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THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (“Amendment”) is dated as of August 18th, 2004, and is entered into by and between RREEF AMERICA REIT II CORP. FFF, a Maryland corporation (“RREEF”), and BUY.COM, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. OTR, an Ohio general partnership, as nominee of the STATE TEACHERS RETIREMENT BOARD OF OHIO, a statutory organization created by the laws of the state of Ohio (“OTR”), successor-in-interest to AEW/PARKER II, LLC, a California limited liability company, and Tenant previously entered into that certain Lease dated as of June 1999 (the “Original Lease”), as amended by that certain letter agreement thereto dated February 22, 2001 (the “First Amendment”), and that certain Second Amendment to Lease dated as of March 19, 2003 (the “Second Amendment”) (the Original Lease, the First Amendment and the Second Amendment, collectively, the “Lease”) pursuant to which Tenant leases that certain premises comprising the first floor (the “Premises”) at 85 Enterprise, Aliso Viejo, California (the “Property”).

B. Pursuant to that certain Agreement of Purchase and Sale between OTR and RREEF dated June 21, 2004 (the “Purchase Agreement”), subsequent to the date hereof, RREEF shall acquire all right, title and interest of OTR in and to the Property.

C. RREEF and Tenant desire to amend the Lease as herein set forth which shall become effective only upon the acquisition of the Property by RREEF under the Purchase Agreement.

A G R E E M E N T

In consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RREEF and Tenant hereby agree as follows:

1. Capitalized Terms. All initially capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2. Extension of Lease Term. The “Lease Term” is hereby extended to June 30, 2009. The “Lease Expiration Date” shall hereafter be June 30, 2009.

3.  Adjustment to Base Rent. As of August 18, 2004, Base Rent for the periods of the Lease Term set forth below shall be in the corresponding amounts set forth below:

Months of the Lease Term	Monthly Base Rent Per Rentable Square Foot of the Premises	Monthly Base Rent

August 18, 2004 – August 31, 2004	$2.35	$58,517.35

September 1, 2004 – November 14, 2004	No Monthly Base Rent	$0.00

November 15, 2004 – July 31, 2005	$2.35	$58,517.35

August 1, 2005 – July 31, 2006	$2.42	$60,260.42

August 1, 2006 – July 31, 2007	$2.49	$62,003.49

August 1, 2007 – July 31, 2008	$2.56	$63,746.56

August 1, 2008 – June 30, 2009	$2.64	$65,738.64

4. Base Year. As of January 1, 2005, the term “Base Year” shall mean the calendar year 2004. Tenant shall continue to pay Tenant’s Share of Direct Expenses for the remaining balance of calendar year of 2004 based on the existing base year under the Lease of calendar year 2000. Commencing on January 1, 2005, Tenant shall pay as additional rent Tenant’s Share of Direct Expenses which are in excess of Direct Expenses incurred in the 2004 Base Year.

5. “AS IS”. Tenant accepts the Premises in its “as-is” condition, and acknowledges that RREEF shall have no obligation to alter, remodel, repair, or to make any improvements to the Premises in connection with this Amendment.

6. Security Deposit. Pursuant to the terms of the Second Amendment, OTR currently holds a security deposit of $487,245.98 (the “Security Deposit Proceeds”). On the Effective Date, RREEF shall return to Tenant the amount of $414,933.48 from the Security Deposit Proceeds such that the remaining balance of the Security Deposit Proceeds held by RREEF under the Lease shall be $72,312.50 (i.e., an amount equal to 110% of the last month’s Base Rent ($2.64 x 24,901 x 110%)).

7. Guaranty of Obligations under the Lease and Promissory Note. In connection with the return of a portion of the Security Deposit Proceeds described in Section 6 above: (a) Tenant and RREEF shall enter into an amendment of that certain Security Agreement and Pledge dated as of March 1, 2003, executed by Tenant, in favor of OTR to reflect the decrease in the amount of the security deposit in the form attached hereto as Exhibit A (the “Amendment to Security Agreement”): and (b) Scott A. Blum, individually, and Scott A. Blum, trustee of The Scott A. Blum Separate Property Trust under declaration of trust dated August 2, 1995, as

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amended January 14, 2000, shall execute a limited guaranty in an amount not to exceed $414,933.48 (i.e., that portion of the Security Deposit Proceeds being returned to Tenant), guarantying the performance of Tenant’s obligations under the Lease (as amended by this Amendment), Tenant’s obligations under that certain Promissory Note dated March 1, 2003 (the “Note”), made by Tenant in favor of OTR (as endorsed and delivered to RREEF on the Effective Date) in the original stated principal amount of $438,139.71, and Tenant’s obligations under the Security Agreement and Pledge, in the form attached hereto as Exhibit B (the “Limited Guaranty”). Notwithstanding the foregoing, the term of the Limited Guaranty shall expire as of June 30, 2005 provided that Tenant (i) is not in default under the Note and all sums due under the Note have been paid in full, and (ii) is not in default under the Lease. If the conditions in the preceding sentence are not met as of June 30, 2005, then the term of the Limited Guaranty shall continue until the expiration or earlier termination of the Lease and payment of all sums due under the Note.

8.  Broker. RREEF and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless form any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorney’s fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent.

9.  Effective Date. The effectiveness of this Amendment is subject to and contingent upon RREEF acquiring all of OTR’s right, title and interest in and to the Property pursuant to the Purchase Agreement and the execution and delivery of the Amendment to Security Agreement and the Guaranty (the “Effective Date”). If and when such acquisition occurs, this Amendment shall be effective automatically on the Effective Date with no further action required on the part of the parties hereto.

10. Address of Landlord. As of the Effective Date, the address of the Landlord under the Lease shall be: .

RREEF AMERICA L.L.C. 101 California Street, 26th Floor San Francisco, CA 94111 Attention: Robin Iles

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11. Option Term. The following Section 2.2 is hereby added to the Lease.

“2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants Tenant one (1) option to extend the Lease Term (“Extension Option”) for a period of two (2) years (“Option Term”), which option shall be exercised only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease (after the expiration of any applicable cure periods). Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term, Tenant is not in default under this Lease (after the expiration of any applicable cure periods), the Lease Term, as it applies to the Premises, shall be extended for a period of two (2) years. The rights contained in this Section 2.2 shall be personal to Buy.com, Inc. and may only be exercised by Buy.com, Inc.

2.2.2 Option Rent. The Base Rent payable by Tenant during the periods of the Option Term set forth below shall be in the corresponding amounts set forth below (the “Option Rent”):

Months of the Option Term	Monthly Option Rent Per Rentable Square Feet of the Premises	Monthly Option Rent

July 1, 2009 – June 30, 2010	$2.78	$69,224.78

July 1, 2010 – June 30, 2011	$2.92	$72,710.92

2.2.3 Exercise of Options. The Extension Option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (the “Tenant’s Notice”) to Landlord not more than three hundred sixty-five (365) days nor less than two hundred seventy (270) days prior to the expiration of the initial Lease Term, stating that Tenant is exercising its option; and (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the ‘Option Rent Notice”) to Tenant not less than one hundred eighty (180) days prior to the expiration of the initial Lease Term.

2.2.4 Other Lease Terms of Option Term. With respect to the Extension Option, Landlord shall not provide Tenant with any tenant improvements or allowances, rental abatement or concessions of any kind. Tenant accepts the Premises in its “as-is” condition, and acknowledges that RREEF shall have no obligation to alter, remodel, repair, or to make any improvements to the Premises in connection with the Extension Option. Except for the modifications to the

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Lease Term, the Base Rent and the allowances described in this Section 2.2, all terms, provisions, conditions and covenants shall remain in full force and effect during the applicable Option Term, including a Base Year of 2000, except there shall be no further option term.

12. Effect of Amendment of Lease. Except to the extent the Lease is modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect.

13. Construction. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern and prevail.

14. Miscellaneous.

a) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their heirs, estates, personal representatives, successors and assigns.

b) Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

c) Entire Agreement. This Amendment constitutes the entire understanding and agreement of RREEF and Tenant with respect to the specific subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing.

d) Authority. Each person signing this Amendment on behalf of the respective parties represents and warrants that he or she is authorized to execute and deliver this Amendment, and that this Amendment will thereby become binding upon RREEF and Tenant, respectively.

e) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, RREEF and Tenant have executed this Amendment as of the date first written above.

RREEF:

RREEF AMERICA REIT II CORP. FFF, a Maryland corporation

By:	/s/ Marlena M. Casellin
Name:	MARLENA M. CASELLIN
Title:	TREASURER

TENANT:

BUY.COM, INC., a Delaware corporation

By:	/s/ Robert R. Price
Name:	ROBERT R. PRICE
Title:	CFO

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